UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CDW Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CDW

Make amazing happen.

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

“

Regardless of market conditions and wherever priorities lie, we will be there for our customers with the discipline and rigor that is CDW’s hallmark delivering the solutions they need for today and the future, to make amazing happen. ”

Dear Fellow Stockholder,

Technology is undergoing unprecedented, accelerated change, delivering breakthroughs that are reshaping our world at an incredible pace. At the same time, workload and data growth is accelerating, security threats are increasing and the installed base of client devices is aging. Our customers need us now more than ever. And we are ready. Our customer centric approach to everything we do ensures we can help our customers maximize every dollar of IT investment today and prepare for tomorrow.

Our value proposition is stronger than ever. This is why I am so confident about our future. While there may be bumps along the way, I know that regardless of market conditions and wherever priorities lie, we will be there for our customers with the discipline and rigor that is CDW’s hallmark delivering the solutions they need for today and the future, to make amazing happen.

Annual Meeting Invitation

On behalf of our Board of Directors, I would like to invite you to CDW’s 2025 Annual Meeting of Stockholders. The meeting will be held virtually on Tuesday, May 20, 2025, at 7:30 a.m. CDT at www.virtualstockholdermeeting.com/CDW2025. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone, or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented. For more information on CDW and to take advantage of our many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com. Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy

Chair, President and Chief Executive Officer

April 9, 2025

2025 Proxy Statement	1

When:

TUESDAY, MAY 20, 2025

7:30 a.m. CDT

Where:

Live webcast online at

www.virtualstockholdermeeting.com/CDW2025

REVIEW YOUR PROXY STATEMENT AND VOTE IN ADVANCE OF THE ANNUAL MEETING IN ONE OF FOUR WAYS:

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY TELEPHONE Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)

BY MAILING YOUR PROXY CARD Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

BY INTERNET USING YOUR TABLET OR SMARTPHONE Scan this QR code 24/7 to vote with your mobile device (may require free software)

Please refer to the enclosed proxy materials or the information forwarded by your broker, bank, or other holder of record to see which voting methods are available to you.
NOTICE
of Annual Meeting of Stockholders

WE ARE PLEASED TO INVITE YOU TO THE CDW CORPORATION ANNUAL MEETING OF STOCKHOLDERS.

Items of business:

1.	To elect the eleven director nominees named in this proxy statement for a term expiring at the 2026 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
4.	To consider and act upon the stockholder proposal, if properly presented at the Annual Meeting, regarding stockholder right to act by written consent; and
5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

Holders of our common stock at the close of business on March 24, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

HOW TO VOTE

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 9, 2025.

2	2025 Proxy Statement

ATTENDING THE VIRTUAL ANNUAL MEETING

This year’s Annual Meeting is being held in a virtual-only format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualstockholdermeeting.com/CDW2025 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualstockholdermeeting.com/CDW2025, but you will not be able to vote during the meeting or ask questions.

By Order of the Board of Directors,

Frederick J. Kulevich

Chief Legal Officer, Executive Vice President,
Risk and Compliance, and Corporate Secretary

April 9, 2025

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2025: The proxy materials relating to our 2025 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

2025 Proxy Statement	3

4	2025 Proxy Statement

Voting Information

Who is Eligible to Vote

You are entitled to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 24, 2025, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

Proposal	Topic	More Information	Board Recommendation
Proposal 1	Election of Directors	Page 18	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 30	FOR
Proposal 3	Ratification of Selection of Independent Registered Public Accounting Firm	Page 62	FOR
Proposal 4	Stockholder Proposal Regarding Stockholder Right to Act by Written Consent	Page 65	AGAINST

Virtual Annual Meeting

The Annual Meeting will be held via live audio webcast on Tuesday, May 20, 2025, at 7:30 a.m. CDT, in a virtual-only meeting format. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 24, 2025, the record date. To participate in the Annual Meeting online, please visit www.virtualstockholdermeeting.com/CDW2025 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualstockholdermeeting.com/CDW2025, but you will not be able to vote during the meeting or ask questions.

Voting in Advance of the Annual Meeting

Even if you plan to attend our virtual Annual Meeting via webcast, please read this proxy statement with care and vote right away as described in the Notice on page 2 of this proxy statement. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

Voting at the Annual Meeting

You may vote electronically via webcast at the Annual Meeting by following the instructions available on the meeting website.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on page 68 of this proxy statement.

2025 Proxy Statement	5

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2024 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A. This proxy statement also contains forward-looking statements; see Appendix B for more information.

Proposal	Election of Directors	FOR
1	● 10 of our 11 Directors are independent. ● Independent Lead Director. ● A Board Composition Snapshot outlining key information on our Directors is included on page 9.	The Board recommends a vote FOR each Director nominee Further information beginning on page 18
Proposal	Advisory Vote to Approve Named Executive Officer Compensation	FOR
2
●
The Compensation Committee has designed our executive compensation program with the objectives of driving sustained meaningful profitable growth and stockholder value creation.
●
Our long-standing executive compensation philosophies and objectives are to (1) pay-for-performance, (2) align with stockholder interests, and (3) attract and retain the right talent.
●
The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals.
The Board recommends a vote FOR this Proposal Further information beginning on page 30
Proposal	Ratification of Selection of Independent Registered Public Accounting Firm	FOR
3	● The Audit Committee has selected Ernst & Young LLP to act as our independent registered public accounting firm for 2025 and seeks ratification of the selection.	The Board recommends a vote FOR this proposal Further information beginning on page 62
Proposal	Stockholder Proposal Regarding Stockholder Right to Act by Written Consent	AGAINST
4

The Board recommends a vote against this proposal for the following reasons:

●
We adopted a special meeting provision after our stockholders expressed their preference for a special meeting provision over written consent.
●
Stockholder meetings offer important protections and advantages that are absent from the written consent process.
●
Written consent is a minority practice among large public companies.
●
Our strong corporate governance practices demonstrate responsiveness, provide stockholders with means to express their views and promote Board accountability.
The Board recommends a vote AGAINST this proposal Further information beginning on page 65

6	2025 Proxy Statement

PROXY SUMMARY

Business Highlights

We are a leading multi-brand provider of information technology (“IT”) solutions to over 250,000 business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada. We are a Fortune 500 company and member of the S&P 500 Index with approximately 15,100 coworkers. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise and cloud capabilities across hybrid infrastructure, digital experience, and security.

We are vendor, technology and consumption model unbiased, offering a broad selection of products and multi-branded IT solutions. Our solutions are delivered in physical, virtual, and cloud-based environments through approximately 10,900 customer-facing coworkers, including sellers, highly-skilled specialists and engineers. We are a leading sales channel partner for many original equipment manufacturers, software and cloud providers (collectively, our “vendor partners”) and wholesale distributors, whose products we sell or include in the solutions we offer. We partner with our vendor partners to provide a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise, and extensive customer access.

We simplify the complexities of technology solutions across design, selection, procurement, integration and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT workforce. Our multi-brand offering approach across our vendor partners enables us to provide the solutions and services that best address each customer’s specific requirements to enable their desired business outcomes.

We have capabilities to provide integrated IT solutions in approximately 150 countries for customers with primary locations in the US, UK, and Canada, which are large and growing markets. These are highly fragmented markets served by thousands of IT resellers and solutions providers. We believe that demand for IT will outpace general economic growth in the markets we serve fueled by new technologies, including hybrid and cloud computing and artificial intelligence as well as growing end-user demand for security, efficiency and productivity.

As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and vendor partner needs. When coupled with our market presence, our broad and deep solutions portfolio, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

CDW At-A-Glance

Products
100K+

Countries
150

Brands
1K+

Coworkers
15K+

Customers
250K+

Cash Returned to Stockholders
$4.2B

over the last 5 years

2024 Performance Highlights

	GAAP	Non-GAAP
Net Sales $21.0 billion (1.8)% Gross Profit $4.6 billion	Operating Income $1.7 billion (1.8)% Net income per diluted share $7.97	Operating Income $1.9 billion (4.5)% Net income per diluted share $9.52
(1.1)%	(1.6)%	(3.6)%
Percentage are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

CDW’S Balanced Portfolio
(2024 Net Sales $21.0 Billion)

OTHER
(UK, Canada)
$2.5B
CORPORATE
(>250 employees)
$8.8B
HEALTHCARE
$2.5B
CDW
EDUCATION
(K–12,
Higher Ed)
$3.2B
GOVERNMENT
(Federal,
State & Local)
$2.5B
SMALL BUSINESS
(≤250 employees)
$1.5B

2025 Proxy Statement	7

PROXY SUMMARY

Board Highlights

Our Board strives to maintain a highly independent and balanced group of directors that collectively possess the skills, expertise, and perspectives to ensure effective oversight.

Our Board

Name & Professional Background	Age	Director Since(1)	Independent	Committee Memberships	Other Public Company Boards
Virginia C. Addicott Former President & Chief Executive Officer, FedEx Custom Critical	61	2016		■ Audit ■ Nominating & Corporate Governance	1
James A. Bell (Lead Independent Director) Former Executive Vice President, Corporate President & Chief Financial Officer, The Boeing Company	76	2015		■ Audit ■ Nominating & Corporate Governance	—
Lynda M. Clarizio Co-Founder and General Partner, The 98; Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC	64	2015		■ Compensation ■ Nominating & Corporate Governance	2
Anthony R. Foxx Emma Bloomberg Professor of Practice of Public Leadership and Director of the Center for Public Leadership, Harvard Kennedy School of Government; Former U. S. Secretary of Transportation	53	2021		■ Compensation ■ Nominating & Corporate Governance	2
Kelly J. Grier Former US Chair and Managing Partner (CEO), Ernst & Young LLP	55	2023		■ Audit (Chair) ■ Nominating & Corporate Governance	2
Marc E. Jones Chairman and Co-Chief Executive Officer, Aeris Communications, Inc.	66	2023		■ Audit ■ Nominating & Corporate Governance	1
Christine A. Leahy Chair, President & Chief Executive Officer, CDW Corporation	60	2019	—	—	1
Sanjay Mehrotra President & Chief Executive Officer, Micron Technology, Inc.	66	2021		■ Compensation (Chair) ■ Nominating & Corporate Governance	1
David W. Nelms Former Chairman & Chief Executive Officer, Discover Financial Services, Inc.	64	2014		■ Nominating & Corporate Governance (Chair)	—
Joseph R. Swedish Former Chairman, President & Chief Executive Officer, Anthem, Inc.	73	2015		■ Compensation ■ Nominating & Corporate Governance	—
Donna F. Zarcone Former President & Chief Executive Officer, The Economic Club of Chicago	67	2011		■ Audit ■ Nominating & Corporate Governance	1
(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.

8	2025 Proxy Statement

PROXY SUMMARY

Board Composition Snapshot

Age 64 years old is the average age Tenure 8 years is the average tenure Independence 91% of the Board is Independent Skills and Qualifications

Senior Leadership
11/11
Public Company Board Service
11/11
Global
9/11
Technology Innovation
10/11

Finance, Accounting and Risk Management
11/11
People and Culture
11/11
Government and Regulatory
8/11

Corporate Governance Highlights

More information on Our Board and Corporate Governance can be found in the “Proposal 1 - Election of Directors” and “Corporate Governance” sections of this proxy statement.

   Annual election of all directors

   Lead Independent Director

   All of our directors, other than the Chair of our Board, are independent and the independent directors regularly meet in executive session

   100% independent Audit, Compensation and Nominating and Corporate Governance Committees

   All of our Audit Committee members qualify as “audit committee financial experts” under SEC rules

   15 year Board term limit to promote Board refreshment

   Stockholder right to call special meetings

   Proxy access right

   Majority vote to elect directors with resignation policy

   Restrictions on other board service by directors

   Annual Board and Audit, Compensation and Nominating and Corporate Governance Committee evaluations

   No supermajority vote requirements

   No stockholder rights plan or poison pill

2025 Proxy Statement	9

PROXY SUMMARY

Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the charts, in 2024, approximately 91% of the target compensation of our Chair, President and Chief Executive Officer was variable, with the value tied to the achievement of specified financial performance goals and/or stock price performance.

2024 CEO TARGET COMPENSATION MIX

9%
Base Salary
17%
Annual Bonus
91%
Financial Performance and Stock Price-Based Component
74%
Long-Term Incentive

2024 Say-on-Pay Vote

Stockholders continued to show strong support of our executive compensation program, with approval by approximately 91% of the votes cast for the Company’s say-on-pay vote at our 2024 Annual Meeting of Stockholders and, since our initial public offering in 2013 (“IPO”), our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 96% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO.

2024 SAY-ON-PAY VOTE	AVERAGE SAY-ON-PAY VOTE SINCE IPO

Extensive information regarding our executive compensation program in place for 2024 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

10	2025 Proxy Statement

Corporate Governance

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. Our Company is governed by our Board of Directors (“Board of Directors” or “Board”). The Board is responsible for providing oversight of the strategic and operational direction of the Company and supporting the Company’s long-term interests.

To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on the Governance section of our Investor Relations website at investor.cdw.com. These documents and any other information available on our website are not part of, or incorporated by reference into, this proxy statement.

Corporate Governance Highlights

Annual Election of Directors. All directors are elected annually.

Lead Independent Director. James A. Bell serves as our Lead Independent Director.

Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chair, who also serves as President and Chief Executive Officer. The independent members of our Board of Directors regularly meet in executive session.

Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

Audit Committee Financial Experts. All members of our Audit Committee qualify as “audit committee financial experts” as defined under U.S. Securities and Exchange Commission (“SEC”) rules.

Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 15 years of service on our Board of Directors, absent special circumstances.

Stockholder Right to Call Special Meetings. Our Amended and Restated Bylaws (“Bylaws”) allow stockholders representing at least 25% of the voting power of our outstanding common stock to call special meetings, as further detailed in our Bylaws.

Proxy Access. Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.

Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.

Restrictions on Other Board Service. Under our Corporate Governance Guidelines, in evaluating the suitability of director candidates, the Nominating and Corporate Governance Committee and the Board consider the outside time commitments of directors and potential candidates, including the number of other boards on which the director or potential candidate may serve. Our Corporate Governance Guidelines also restrict the number of public company boards on which our directors may serve. A director who is currently an executive officer of a public company may serve on a total of 2 public company boards (including our Board) and a director who is not currently an executive officer of a public company may serve on a total of 4 public company boards (including our Board).

Annual Board and Committee Evaluations. Our Lead Independent Director leads the annual Board evaluation process by conducting a one-on-one interview with each director to obtain feedback on and discuss Board performance and effectiveness. The results are then discussed by the Nominating and Corporate Governance Committee, which consists of all of our independent directors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees also conducts an annual self-evaluation to discuss Committee performance and effectiveness.

No Supermajority Vote Requirements. Our Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Bylaws may be amended by the affirmative vote of a majority of the Company’s outstanding common stock.

No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

2025 Proxy Statement	11

Corporate Governance

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors, other than our Chair, President and Chief Executive Officer, Christine A. Leahy, and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of Nasdaq. In making its determination, the Board considered that Ms. Grier served as US Chair and Managing Partner (CEO) of Ernst & Young LLP, the Company’s independent registered public accounting firm, until July 2022 and that Ms. Grier did not personally work on the audit of the Company by Ernst & Young LLP or provide any other services to the Company since 2014. Because Ms. Grier is retired from Ernst & Young LLP and due to the significant length of time since she last worked on the Company’s audit, the Board found that her prior relationship with Ernst & Young LLP does not interfere with the exercise of her independent judgment in carrying out her responsibilities as a director of the Company.

Board of Directors Leadership Structure

Christine A. Leahy CHAIR, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Christine A. Leahy, our President and Chief Executive Officer, serves as Board Chair and James A. Bell, a non-executive and independent director, serves as Lead Independent Director. The Board believes that the combined role of Board Chair and Chief Executive Officer of our Company, together with the appointment of a Lead Independent Director, the independence of all Board members other than our Chief Executive Officer and the use of regular executive sessions of the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as Board Chair is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction and risk management, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that, because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, she is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to her discussions with independent directors.

12	2025 Proxy Statement

Corporate Governance

Lead Independent Director

James A. Bell LEAD INDEPENDENT DIRECTOR

The primary roles of our Lead Independent Director are to assist the Chair in managing the governance of the Board and to serve as a liaison between the Chair and other directors. The responsibilities of the Lead Independent Director, which are described in the Company’s Corporate Governance Guidelines, include, among others:

RESPONSIBILITY	DESCRIPTION
Board Meetings	Presides at all meetings of the Board at which the Chair is not present, including all executive sessions of the non-management and/or independent directors
Executive Sessions	Has the authority to call meetings of the non-management and/or independent directors
Agendas	Provides input to the Chair on the annual Board calendar, agenda items and schedules for each Board meeting and the materials and information to be presented to the Board
Communicating with Stockholders	Serves as a contact for and may represent the Board in communications with stockholders and other stakeholders who wish to communicate with non-management directors

Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and our annual meetings of stockholders.

In 2024, the Board held six meetings. In 2024, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served . In addition, each of our directors attended our 2024 Annual Meeting of Stockholders.

Board Committees

Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on the Governance section of our Investor Relations website at investor.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

2025 Proxy Statement	13

Corporate Governance

All Members Independent Kelly J. Grier (Chair) Virginia C. Addicott James A. Bell Marc E. Jones Donna F. Zarcone

Audit Committee

Primary Responsibilities:

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our internal audit function; and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Meetings Held in 2024: 9

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

All Members Independent Sanjay Mehrotra (Chair) Lynda M. Clarizio Anthony R. Foxx Joseph R. Swedish

Compensation Committee

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our Chief Executive Officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and approving, or recommending to the Board, any changes to our incentive compensation and equity-based plans; (5) approving and administering the Company’s clawback and recoupment policies; and (6) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Meetings Held in 2024: 4

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

14	2025 Proxy Statement

Corporate Governance

All Members Independent David W. Nelms (Chair) Virginia C. Addicott James A. Bell Lynda M. Clarizio Anthony R. Foxx Kelly J. Grier Marc E. Jones Sanjay Mehrotra Joseph R. Swedish Donna F. Zarcone

Nominating and Corporate Governance Committee

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) evaluating potential nominees for our Board of Directors recommended by our stockholders and maintaining procedures for the submission of stockholder nominees; (3) overseeing the organization and evaluation of our Board to discharge the Board’s duties and responsibilities properly and efficiently and monitoring the outside commitments of directors; (4) identifying best practices and recommending corporate governance principles; (5) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (6) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (7) reviewing and approving the compensation of our directors; (8) setting performance goals for and reviewing the performance of our Chief Executive Officer; (9) overseeing our business resiliency programs and policies; (10) executive succession planning; and (11) reviewing stockholder proposals.

Meetings Held in 2024: 4

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

Oversight of Strategy

One of the primary responsibilities of the Board is to oversee management’s development and execution of the Company’s long-term strategy. Strategy is a recurring topic of discussion at Board meetings, with periodic additional in-depth strategic planning sessions. Discussions on strategy include updates on the ongoing strategic planning process, progress against various strategic initiatives, the competitive landscape, emerging technologies such as artificial intelligence (AI), and potential risks to the Company’s long-term strategy.

Oversight of Risk

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialogue at the senior management and Board levels to proactively identify, prioritize and manage enterprise risks that the Company may face over the short-term, intermediate-term, and long-term. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial, and compliance risks on an ongoing basis, and helps to ensure appropriate response strategies are in place. This includes consulting with outside advisors and experts to anticipate future threats and trends affecting the enterprise risk portfolio.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company, covering all categories and types of risk and including both known and newly identified emerging risks. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program and on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats. For more information regarding the Audit Committee’s cybersecurity risk oversight, please refer to “Item 1C. Cybersecurity” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of the Company’s risk management efforts by enabling consultation between the Chair and Lead Independent Director on high priority enterprise risks.

2025 Proxy Statement	15

Corporate Governance

Oversight of Business Resiliency Programs and Policies

Our Nominating and Corporate Governance Committee has oversight responsibility for our business resiliency programs and policies and regularly receives updates on our programs and policies. Our resiliency strategy is focused on amplifying business value, capturing commercial business opportunities, managing risk, and complying with regulatory frameworks.

Oversight of Human Capital Management

Our long-standing values and philosophies of success are based on fostering a welcoming, respectful, accountable and fair culture where coworkers have the opportunity to thrive. This culture, along with strong training and development, competitive compensation and opportunities for meaningful careers, drives business results and competitive advantage. Our Board understands the importance of talent to our ongoing success and is actively engaged with our Chair, President and Chief Executive Officer and our Chief Human Resources Officer across a broad range of human capital management topics.

On an annual basis, the Board reviews the results of our annual talent review process and succession plans for our Chair, President and Chief Executive Officer and our other executive officers. In addition, talent strategy is regularly discussed with the Board, including culture, recruiting, retention, engagement and talent development. The Compensation Committee also annually reviews compensation trends and developments and the results of a risk analysis of our compensation practices and policies.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, that is applicable to all of our coworkers and directors. This code is available on the Governance section of our Investor Relations website at investor.cdw.com. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

Insider Trading Policies

We have a Policy on Insider Trading governing the purchase, sale, and/or other dispositions of our securities by Board members, officers, coworkers and consultants, as well as the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Our Policy on Insider Trading includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. A copy of our Policy on Inside Trading was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices. We conducted an assessment of the risks associated with our compensation policies and practices, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

16	2025 Proxy Statement

Corporate Governance

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees or any individual director may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature. In addition, when appropriate, the Lead Independent Director is available for engagement with stockholders.

Compensation Committee Interlocks and Insider Participation

During 2024, our Compensation Committee consisted of Lynda M. Clarizio, Anthony R. Foxx, Sanjay Mehrotra and Joseph R. Swedish. No member of the Compensation Committee was, during 2024 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2024, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

●	the size of the transaction and the amount payable to or by the related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest;
●	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
●	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

Patrick Connelly, the son of Elizabeth H. Connelly, our Chief Commercial Officer and Executive Vice President, is an Executive Account Manager (sales coworker) at the Company. In 2024, Mr. Connelly had total compensation, including salary, commissions, bonuses and sales incentives, of approximately $170,000 and was eligible to participate in Company benefit plans available to similarly situated coworkers. There have been no other transactions since January 1, 2024 for which disclosure under Item 404(a) of Regulation S-K is required.

2025 Proxy Statement	17

PROPOSAL 1
Election of Directors

Under our Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board presently consists of eleven directors. The terms of all of our directors expire on the date of the 2025 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2026 Annual Meeting of Stockholders must be received no earlier than January 20, 2026 and no later than February 19, 2026. See “Stockholder Proposals for the 2026 Annual Meeting” for additional information regarding the process for submitting nominations.

Our Bylaws also permit qualified stockholders, or groups of up to 20 stockholders, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. Notice of a proxy access nomination must be received no earlier than November 8, 2025 and no later than December 10, 2025. See “Stockholder Proposals for the 2026 Annual Meeting” for additional information regarding including director nominees in our proxy materials.

Director Qualifications

Our Board is committed to regular refreshment and strives to maintain a highly independent and balanced group of directors that collectively possess the skills, expertise, and perspectives to ensure effective oversight. In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications, attributes, skills, and experience of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

●	Principal employment, occupation or association involving an active leadership role
●	Qualifications, attributes, skills and/or experience relevant to the Company’s business
●	Ability to bring complementary experiences, skills and viewpoints to the Board
●	Other time commitments, including the number of other boards on which the potential candidate may serve
●	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq and other applicable laws, regulations and rules
●	Financial literacy and expertise
●	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

18	2025 Proxy Statement

PROPOSAL 1 Election of Directors

Director Skills Matrix

In considering each director nominee for the Annual Meeting, the Board and the Nominating and Corporate Governance Committee evaluated such person’s qualifications, attributes, skills and experience to serve as a director.

Our Board has a well-rounded variety of qualifications, attributes, skills and experience, and represents a mix of deep knowledge of the Company and fresh perspectives. This reflects the importance that the Board has placed on maintaining and enhancing the composition of our Board to support the Company’s evolving strategy. The table below summarizes some of the qualifications, attributes, skills and experience of each director. This summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board. Further information on each director nominee for this Annual Meeting is set forth in the biographies under “Proposal 1 – Election of Directors — 2025 Nominees for Election to the Board of Directors” in this proxy statement.

	Skills							Other Attributes
	Senior	Public Company Board		Technology	Finance, Accounting and Risk	People and	Government	Tenure	Independence	Race/ Ethnicity	Gender
	Leadership	Service	Global	Innovation	Management	Culture	and Regulatory

Addicott	●	●	●	●	●	●		9	●	White	F
Bell	●	●	●		●	●	●	9	●	Black	M
Clarizio	●	●	●	●	●	●		9	●	White	F
Foxx	●	●		●	●	●	●	4	●	Black	M
Grier	●	●	●	●	●	●	●	1	●	White	F
Jones	●	●	●	●	●	●	●	2	●	Black	M
Leahy	●	●	●	●	●	●	●	6		White	F
Mehrotra	●	●	●	●	●	●	●	3	●	Asian	M
Nelms	●	●	●	●	●	●	●	11	●	White	M
Swedish	●	●		●	●	●	●	9	●	White	M
Zarcone	●	●	●	●	●	●		13	●	White	F
Total	11	11	9	10	11	11	8
SKILL	DESCRIPTION
Senior Leadership	Experience as a senior leader in a complex organization
Public Company Board Service	Service on other public company boards
Global	Broad leadership experience with multinational companies or in international markets
Technology Innovation	Managing technology strategies and driving technological change and innovation within an organization
Finance, Accounting and Risk Management	Experience with finance, accounting, debt or capital markets, M&A, strategic investments or enterprise risk management including cybersecurity
People and Culture	Experience managing a large and/or global workforce and building a high performance culture
Government and Regulatory	Government service or extensive interactions with the government and government agencies

2025 Proxy Statement	19

PROPOSAL 1 Election of Directors

2025 Nominees for Election to the Board of Directors

Each of the eleven director nominees listed below is currently a director of the Company. Each of the director nominees, other than Christine A. Leahy, our Chair, President and Chief Executive Officer, has been determined by the Board to be independent.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific qualifications, attributes, skills, and experience of that nominee that strengthen the operation of the Board as a whole. The time period for Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the director nominees is expected to serve for a term expiring at the 2026 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

VIRGINIA C. ADDICOTT	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 61

Ms. Addicott is the former President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she held from June 2007 to December 2019. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.

Other Public Company Directorships:

●  Element Fleet Management Corp.

Selected Directorships and Positions:

●  Board of Directors, Smithers - Oasis Company

●  Board of Directors, Student Transportation of America

●  Chair, Board of Directors, Akron Children’s Hospital

●  Board of Directors, Kent State University Foundation

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

JAMES A. BELL	Audit and Nominating and Corporate Governance Committees
LEAD INDEPENDENT DIRECTOR Director since: 2015 Age 76

Mr. Bell currently serves as the Lead Independent Director of our Board of Directors, a position he has held since March 2025. Mr. Bell is the former Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.

Other Public Company Directorships:

●  None

Former Public Company Directorships (within the past 5 years):

●  Apple, Inc.

●  JPMorgan Chase & Co.

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

20	2025 Proxy Statement

PROPOSAL 1 Election of Directors

LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 64

Ms. Clarizio is a strategic advisor to several businesses with a focus on leveraging digital technology and data to drive growth. She also is Co-Founder and General Partner of The 98, an early stage venture fund investing in technology businesses led or co-led by women. Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of U.S. Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 to 1999.

Other Public Company Directorships:

●  Emerald Holding, Inc.

●  Taboola.com Ltd. (through June 2025)

Former Public Company Directorships
(within the past 5 years):

●  Intertek Group plc

Selected Directorships and Positions:

●  Board of Directors, Simpli.fi Holdings, Inc.

●  Board of Directors, Cambri Oy

●  Board of Directors, Human Rights First

●  Leadership Council, Princeton University School of Engineering and Applied Science

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

ANTHONY R. FOXX	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 53

Mr. Foxx is the Emma Bloomberg Professor of Practice of Public Leadership and Director of the Center for Public Leadership at the Harvard Kennedy School of Government. Previously, he was the seventeenth United States Secretary of Transportation from July 2013 to January 2017. Mr. Foxx also served as Chief Policy Officer and Senior Advisor to the President and Chief Executive Officer of Lyft, Inc., a transportation network in the U.S. and Canada, from October 2018 to January 2022 and served as an advisor to Lyft through the end of 2022. Prior to joining Lyft, Mr. Foxx served as a Managing Partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. Mr. Foxx also served as Mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City Council Member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.

Other Public Company Directorships:

●  Martin Marietta Materials, Inc.

●  NXP Semiconductors N.V.

Former Public Company Directorships
(within the past 5 years):

●  Shelter Acquisition Corporation I

Selected Directorships and Positions:

●  Advisory Board, AutoTech Ventures

●  Director, The Volcker Alliance

●  Chair, Board of Trustees, Davidson College

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

2025 Proxy Statement	21

PROPOSAL 1 Election of Directors

KELLY J. GRIER	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 55

Ms. Grier is the former U.S. Chair and Managing Partner (CEO) of Ernst & Young LLP (EY), a global professional services firm, a position she held from 2018 to 2022. From 2015 to 2018, Ms. Grier was Vice Chair and Central Region Managing Partner, in 2014, was Americas Vice Chair of Talent and prior to that, served in various roles of increasing responsibility in the U.S. and globally during over 30 years of service to EY. Ms. Grier is a certified public accountant.

Other Public Company Directorships:

●  Illinois Tool Works Inc.

●  Booking Holdings Inc.

Selected Directorships and Positions:

●  Senior Advisor, Permira

●  Board of Directors, Zendesk, Inc.

●  Board of Directors, Global Forest Generation

●  Board of Directors, Peterson Institute for International Economics

●  Board of Directors, Chief Executives for Corporate Purpose

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

MARC E. JONES	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 66

Mr. Jones serves as the Chairman and Co-Chief Executive Officer of Aeris Communications, Inc., a provider of machine to machine and Internet of Things communications services. Mr. Jones has served as Chairman of Aeris since 2005 and co-CEO of Aeris since January 5, 2025. Prior to becoming co-CEO of Aeris, he served as President and Chief Executive Officer of Aeris since 2008. He also served as Chairman of Visionael Corporation, a network service business software and service provider, from 2004 to 2009 and as President and Chief Executive Officer of Visionael from 1998 to 2004. Prior to joining Visionael, Mr. Jones served as President and Chief Operating Officer of Madge Networks, a supplier of networking hardware, from 1993 to 1997; Senior Vice President, Integrated System Products at Chips and Technologies, Inc., one of the first fabless semiconductor companies, from 1988 to 1992; and Senior Vice President, Corporate Finance at LF Rothschild Unterberg Towbin & Co., a merchant and investment banking firm, from 1986 to 1987.

Other Public Company Directorships:

●  Ingersoll Rand Inc.

Selected Directorships and Positions:

●  Chair, Board of Directors, Aeris Communications, Inc.

●  Board of Trustees, Stanford University

●  Chair, Board of Directors, Stanford Health Care

●  Board of Directors, Lucile Packard Children’s Hospital Stanford

●  Board of Directors, Management Leadership for Tomorrow

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

22	2025 Proxy Statement

PROPOSAL 1 Election of Directors

CHRISTINE A. LEAHY
CHAIR Director since: 2019 Age 60

Ms. Leahy is our Chair, President and Chief Executive Officer. Ms. Leahy has served as President and Chief Executive officer since January 2019 and as Chair since January 2023. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was our Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.

Other Public Company Directorships:

●  Target Corporation

Selected Directorships and Positions:

●  Board of Trustees, Brightpoint (formerly Children’s Home & Aid)

●  Board of Directors, Northwestern Memorial Hospital

●  Board of Directors, Junior Achievement of Chicago

●  Board of Directors, The Economic Club of Chicago

●  Board of Directors, Corporate Leadership Center

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

SANJAY MEHROTRA	Compensation (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 66

Mr. Mehrotra is the President and Chief Executive Officer of Micron Technology, Inc., a producer of memory and storage solutions, a position he has held since May 2017. Prior to joining Micron, Mr. Mehrotra was the President and Chief Executive Officer of SanDisk Corporation, a provider of flash storage solutions, from January 2011 until its May 2016 sale to Western Digital Corp. Mr. Mehrotra co-founded SanDisk in 1988 and held positions of increasing authority prior to his position as President and Chief Executive Officer. Prior to SanDisk, Mr. Mehrotra held design engineering positions at Integrated Device Technology, Inc., SEEQ Technology and Intel Corporation.

Other Public Company Directorships:

●  Micron Technology, Inc.

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

2025 Proxy Statement	23

PROPOSAL 1 Election of Directors

DAVID W. NELMS	Nominating and Corporate Governance (Chair) Committee
INDEPENDENT Director since: 2014 Age 64

Mr. Nelms previously served as our Lead Independent Director from January 2023 to March 2025 and from January 2019 to December 2019 and as our Non-Executive Chair from January 2020 to December 2022. He is the former Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.

Other Public Company Directorships:

●  None

Selected Directorships and Positions:

●  Executive Board, University of Florida Foundation

●  Board of Directors, Conserving Carolina

●  Board of Directors, JDRF T1D Fund

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

JOSEPH R. SWEDISH	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 73

Mr. Swedish is the former Chairman, President and Chief Executive Officer of Anthem, Inc., a health benefits provider, now known as Elevance Health, Inc. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015 and became Executive Chairman in November 2017. From his retirement in May 2018 to May 2020, Mr. Swedish served as a Senior Advisor to Anthem. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. From 1993 to 2013, Mr. Swedish held CEO and senior executive leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises. Mr. Swedish also is the co-founder and partner emeritus of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.

Other Public Company Directorships:

●  None

Former Public Company Directorships (within the past 5 years):

●  IBM Corporation

●  Mesoblast Limited

●  CHP Merger Corp.

Selected Directorships and Positions:

●  Board of Directors, Centrexion Therapeutics Corporation

●  Board of Directors, Integrity Implants, Inc. dba Accelus

●  Board of Directors, Navitus Health Solutions

●  Board of Visitors, Duke University’s Fuqua School of Business

●  Board of Trustees, The Nature Conservancy in Colorado

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

24	2025 Proxy Statement

PROPOSAL 1 Election of Directors

DONNA F. ZARCONE	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 67

Ms. Zarcone is the former President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, a position she held from February 2012 to July 2020. Ms. Zarcone served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategy advisory firm that she founded. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998 and served in that role until 2006. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 to 1994 and in various management roles at KPMG/Peat Marwick from 1979 to 1982. Ms. Zarcone is a certified public accountant and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.

Other Public Company Directorships:

●  The Cigna Corporation

Selected Directorships and Positions:

●  Board of Directors, Quinnox Inc.

●  Board of Managers, Duchossois Capital Management

●  Board of Directors, Halstatt

●  Advisory Board, The University of Chicago Polsky Center for Entrepreneurship and Innovation

●  Vice-Chair, National Board, Smithsonian Institution

●  Directorship Certification, National Association of Corporate Directors

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

2025 Proxy Statement	25

Director Compensation

Elements of Director Compensation

The elements of our 2024 director compensation program for non-employee directors are set forth below. Christine A. Leahy, our Chair, President and Chief Executive Officer did not receive any additional compensation for serving as a director during 2024. Please see the “2024 Summary Compensation Table” for the compensation received by Ms. Leahy with respect to 2024.

2024 Director Compensation Program

Annual Committee Chair Cash Retainers

● $20,000 Audit Committee Chair Retainer

● $20,000 Compensation Committee Chair Retainer

● $15,000 Nominating and Corporate Governance Retainer

Annual Lead Independent Director Equity Award

● $35,000 Annual Restricted Stock Unit Award Target Value

All cash retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year. Board members may defer cash retainers under the CDW Director Deferred Compensation Plan. Amounts credited to the CDW Director Deferred Compensation Plan will be notionally invested, as elected by the director, in the same investment options as available under the Company’s coworker 401(k) plan.

The annual Board and Lead Independent Director restricted stock unit (RSU) grants vest on the first anniversary of the grant date and entitle the director to receive shares of our common stock upon vesting, subject to deferral in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual RSU grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors. The annual Board RSU grant vests on a prorated basis if a director does not stand for re-election or is not re-nominated for election at an annual meeting during the vesting period. The annual Lead Independent Director RSU grant vests on a prorated basis if service as Lead Independent Director terminates.

Stock Ownership Guidelines

The Board believes that in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

26	2025 Proxy Statement

Director Compensation

Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board’s annual cash retainer. Until such guidelines are met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date for the Annual Meeting, all of our non-employee directors were in compliance with the Company’s stock ownership guidelines.

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the director, immediate family or director trust Vested RSUs for which settlement has been deferred	Unvested RSUs

2024 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Virginia C. Addicott	112,500	177,482	289,982
James A. Bell	132,500	177,482	309,982
Lynda M. Clarizio	112,500	177,482	289,982
Anthony R. Foxx	112,500	177,482	289,982
Kelly J. Grier	112,500	177,482	289,982
Marc E. Jones	112,500	177,482	289,982
Sanjay Mehrotra	132,500	177,482	309,982
David W. Nelms(3)	127,500	212,583	340,083
Joseph R. Swedish	112,500	177,482	289,982
Donna F. Zarcone	112,500	177,482	289,982
(1)	Stock Awards. The amounts reported represent the grant date fair value of RSUs granted in 2024, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each above director on December 31, 2024, including RSUs on which settlement has been deferred and RSUs acquired through the deemed reinvestment of dividend equivalents:
Name	RSUs Outstanding (#)
Virginia C. Addicott	15,459
James A. Bell	18,875
Lynda M. Clarizio	726
Anthony R. Foxx	3,889
Kelly J. Grier	726
Marc E. Jones	1,730
Sanjay Mehrotra	1,800
David W. Nelms	28,702
Joseph R. Swedish	2,614
Donna F. Zarcone	13,557
(3)	Mr. Nelms served as our Lead Independent Director in 2024.

2025 Proxy Statement	27

Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

●	each member of our Board of Directors, each director nominee and each of our named executive officers;
●	all members of our Board and our executive officers as a group; and
●	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and restricted stock units that are currently vested or vesting within 60 days as of March 1, 2025, including vested restricted stock units for which settlement has been deferred, are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2025, and the percentage of beneficial ownership is based on 132,509,805 shares of common stock outstanding as of March 1, 2025.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	612,189	*	Includes 481,112 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and 2,356 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025. Also includes 17,250 shares indirectly held by a family trust.
Albert J. Miralles	68,202	*	Includes 47,654 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and 819 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Sona Chawla	119,515	*	Includes 93,540 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and 904 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Christina M. Corley	309,146	*	Includes 228,951 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and 868 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Frederick J. Kulevich	112,642	*	Includes 84,388 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025, and 531 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Katherine E. Sanderson	5,286	*	Includes 5,286 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Virginia C. Addicott	15,459	*	Includes 15,459 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025
James A. Bell	22,460	*	Includes 18,875 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Lynda M. Clarizio	13,349	*	Includes 726 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Anthony R. Foxx	3,889	*	Includes 3,889 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Kelly J. Grier	1,325	*	Includes 726 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025
Marc E. Jones	1,730	*	Includes 1,730 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Sanjay Mehrotra	3,642	*	Includes 1,800 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
David W. Nelms	28,702	*	Includes 28,702 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Joseph R. Swedish	16,223	*	Includes 2,614 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
Donna F. Zarcone	19,969	*	Includes 13,557 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025.
All directors and executive officers as a group (16 persons)	1,118,640	*	Includes 99,232 restricted stock units that are currently vested or vesting within 60 days of March 1, 2025. Also includes 996,718 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2025.
*	Denotes less than 1.0%

28	2025 Proxy Statement

Ownership of Our Common Stock

Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,693,102	11.91%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	10,883,748	8.26%
(1)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has shared voting power with respect to 177,379 shares of our common stock, sole dispositive power with respect to 15,117,166 shares of our common stock and shared dispositive power with respect to 575,936 shares of our common stock.
(2)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024 reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 9,993,777 shares of our common stock and sole dispositive power with respect to 10,883,748 shares of our common stock.

Delinquent Section 16(a) Reports

Solely upon a review of filings with the SEC and written representations furnished to us, we believe that, during 2024 and through the date of this proxy statement, all filings with the SEC by our executive officers and directors and beneficial owners of more than 10% of our common stock complied with requirements for reporting ownership and changes in ownership of our common stock pursuant to Section 16(a) of the Exchange Act, except for one Form 4 reporting one transaction for Peter Locy that was filed late due to administrative error.

2025 Proxy Statement	29

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2024 Annual Meeting of Stockholders, approximately 91% of the votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2024 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2024 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our executive compensation program with the objectives of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

■	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
■	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.
■	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

PROPOSAL 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT.

30	2025 Proxy Statement

Compensation Discussion and Analysis

Our Named Executive Officers*

Christine A. Leahy	Albert J. Miralles	Sona Chawla	Frederick J. Kulevich	Katherine E. Sanderson
Chair, President and Chief Executive Officer	Chief Financial Officer and Executive Vice President, Enterprise Business Operations	Chief Growth and Innovation Officer and Executive Vice President	Chief Legal Officer, Executive Vice President, Risk and Compliance, and Corporate Secretary	Chief Human Resources Officer and Executive Vice President, Coworker Success
*	For 2024, the named executive officers (“NEOs”) also include Christina M. Corley, former Chief Commercial and Operating Officer of the Company (not pictured above). Effective October 25, 2024, Ms. Corley transitioned to the role of President, International and Vice Chair of the Company, and ceased serving as an executive officer of the Company upon her transition.

Our Compensation Discussion and Analysis (“CD&A”) is divided into three sections:

Overview	● Our Executive Compensation Program ● Our Executive Compensation Practices ● 2024 Say-on-Pay Vote
What We Pay And Why

●  2024 Executive Compensation Decisions

●  Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

●  Base Salary

●  Annual Cash Incentive Awards

●  Long-Term Incentive Program

●  Other Elements of Our 2024 Executive Compensation Program

How We Make Executive Compensation Decisions

●  Our Executive Compensation Philosophies and Objectives

●  Role of the Board, Compensation Committee and our Executive Officers

●  Guidance from Independent Compensation Consultant

●  Comparison to Relevant Peer Group

2025 Proxy Statement	31

Compensation Discussion and Analysis

Overview

Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results. The program is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

*	Because this chart illustrates the principal annual elements of the Company’s executive compensation program, this chart excludes the sign-on and buy-out compensation delivered to Ms. Sanderson in the form of PSUs, RSUs and cash bonuses as well as the one-time compensation delivered to Mr. Kulevich in the form of additional long-term incentive award and cash bonus, each as described below.
**	Represents adjusted free cash flow (“adjusted FCF”) and non-GAAP net income per diluted share (“adjusted EPS”), each calculated for incentive purposes as described below under “Long-Term Incentive Program - 2024 Long-Term Incentive Program Pay for Performance Alignment.”

The charts below illustrate the pay-for-performance design of our 2024 executive compensation program. For 2024, approximately 91% of the target compensation of our Chair, President and Chief Executive Officer and, on average, 84% of the target compensation of our other NEOs was variable, with the value tied to the achievement of pre-established financial performance goals and/or stock price performance.

2024 CEO TARGET COMPENSATION MIX	2024 OTHER NEO TARGET COMPENSATION MIX*

9%
Base Salary
17%
Annual Bonus
91%
Financial Performance and Stock Price–Based Component
74%
Long-Term Incentive

16%
Base Salary
19%
Annual Bonus
65%
Long-Term
Incentive
84%
Financial
Performance
and Stock Price-
Based Component

*	Because this chart illustrates the target compensation mix, this chart excludes the sign-on and buy-out compensation delivered to Ms. Sanderson in the form of PSUs, RSUs and cash bonuses and the one-time compensation delivered to Mr. Kulevich in the form of an additional long-term incentive award and cash bonus, each as described below.

32	2025 Proxy Statement

Compensation Discussion and Analysis

Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do
● Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
● Long-term objectives aligned with the creation of stockholder value
● Market comparison of executive compensation against a relevant peer group
● Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
● Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
● Robust stock ownership guidelines
● Clawback provisions in the event of certain financial statement restatements or restrictive covenant breaches
● Annual say-on-pay vote
● Limited perquisites
● Annual equity awards are granted following the release of the Company’s annual earnings report
What We Don’t Do
● We do not have 280G tax gross-ups
● We do not have an enhanced severance multiple upon a change in control
● We do not have excessive severance benefits
● We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
● We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
● We do not allow hedging, pledging or short sales of our securities

2024 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. Our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 96% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO in 2013. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 91% of the votes cast for the Company’s say-on-pay vote at our 2024 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2024 say-on-pay vote.

2024 SAY-ON-PAY VOTE	AVERAGE SAY-ON-PAY VOTE SINCE IPO

2025 Proxy Statement	33

Compensation Discussion and Analysis

What We Pay and Why

2024 Executive Compensation Decisions

Executive compensation decisions for 2024 were guided by our comprehensive executive compensation philosophy. This philosophy emphasizes performance-based and variable compensation and seeks to align total direct compensation with the market median. A core objective of our executive compensation program is to incentivize and reward above-market performance while promoting stockholder alignment through a focus on equity compensation. Specifically, the focus of the 2024 compensation decisions was to recognize, retain, incent and invest in the Company’s high performing executive team in an environment where talent remains in high demand.

Consistent with our pay-for-performance philosophy and executive compensation program objectives, as further described below, in determining the 2024 pay mix and target executive compensation levels for each NEO, the Compensation Committee and our Chair, President and Chief Executive Officer (in making recommendations regarding NEO compensation other than her own) considered, as applicable:

●	each NEO’s prior performance, tenure and leadership, including leadership on transformation initiatives;
●	Company performance;
●	the compensation levels paid to similarly situated executive officers at the Company;
●	the compensation mix within, as well as the competitive median of, the market to provide a perspective on external practices, with adjustments made to more closely align the total direct compensation levels with the median of the market data for executives with similar positions;
●	input from the Compensation Committee’s independent compensation consultant; and
●	in structuring the compensation for new hires, the compensation received by the NEO from his or her prior employer, including any forfeiture of compensation as a result of joining the Company, and the amount of compensation deemed necessary to induce the NEO to join the Company.

Specifically, the compensation levels and mix for Ms. Sanderson were determined in connection with her commencement of employment with the Company, with specific consideration given to the compensation received from her prior employer and the level viewed necessary to induce her to join the Company, including relocation incentives. Please see “Other Elements of Our 2024 Executive Compensation Program - Employment Arrangements” for further information regarding the terms of her offer of employment.

Consistent with the Company’s long-standing compensation philosophy, a significant portion of each NEO’s 2024 annual target cash compensation was at risk to provide a strong connection between pay and performance. This pay for performance alignment is illustrated with the 0% payout to our NEOs under our annual cash incentive bonus program, the Company’s Senior Management Incentive Plan (“SMIP”), for 2024 due to the Company’s below threshold performance with respect to the non-GAAP operating income metric under the SMIP.

In addition, a majority of our NEOs’ total target direct compensation and the majority of the 2024 compensation increases were delivered in the form of long-term incentive awards to align the NEOs’ interests with stockholders through the risks and rewards of equity ownership and to further support the execution of the Company’s long-term strategy. In particular, each of the NEOs received more meaningful increases in their target long-term incentive award values as compared to 2023 to more closely align their total direct compensation with the competitive market and support retention.

After reviewing the long-term incentive vehicle mix within the competitive market, in 2024, the Compensation Committee increased the weighting of PSUs for NEOs from 50% to 60%, reduced the weighting of stock options from 50% to 20%, and introduced RSUs as the remaining 20%. This change increased the portion of the long-term incentive program with vesting tied to the achievement of pre-established performance goals. This change was also made to better align with the market trend of reducing the percentage of equity compensation granted in the form of stock options. In addition, RSUs support the Company’s compensation philosophy of providing market-competitive compensation to attract and retain highly motivated talent with a performance- and service-driven mindset. With this change, the Company’s long-term incentive program remains entirely at-risk as the values of the awards fluctuate based on our stock price performance and over a majority of the long-term incentive awards are delivered in the form of performance-based equity through stock options and PSUs. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics are achieved.

34	2025 Proxy Statement

Compensation Discussion and Analysis

Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

Our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation by paying-for-performance, aligning with stockholder interests through the risks and rewards of equity ownership and attracting and retaining the right talent. A fundamental design of our executive compensation program is to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our various stakeholders, including coworkers, customers, partners and stockholders. By using performance goals under the Company’s incentive programs that are based on operating income, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability and cash flow generation.

To drive performance against program goals, when communicating the goals to the senior management team, the Company includes communications on what members of senior management, together with their teams, can do daily to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our NEOs, below the competitive market median of salaries for executives in similar positions. For each of our NEOs, the Compensation Committee approved annual base salary levels based on the factors described above under “2024 Executive Compensation Decisions.”

The table below sets forth the 2024 annual base salary level for each of our NEOs:

Named Executive Officer	2024 Base Salary
Christine A. Leahy	$1,050,000
Albert J. Miralles	$670,000
Sona Chawla	$690,000
Frederick J. Kulevich	$515,000
Katherine E. Sanderson	$500,000
Christina M. Corley	$690,000

Annual Cash Incentive Awards

We provide our senior management with an opportunity to earn short-term incentive compensation through our annual cash incentive bonus program, the SMIP. In general, the SMIP opportunity represents a majority of a NEO’s total target cash compensation opportunity.

Setting the Target Opportunity under SMIP

Because our NEO base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For each of the NEOs, SMIP target opportunities in 2024 were determined based on the factors described above under “2024 Executive Compensation Decisions.”

2024 SMIP Pay for Performance Alignment

Each year, the Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals included U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments, with each of the expectations and assumptions based on the operating environment at the time the goals are set.

2025 Proxy Statement	35

Compensation Discussion and Analysis

For 2024, the Compensation Committee established the following goals and payout levels under the 2024 SMIP:

●	Consistent with the 2023 SMIP design, the Compensation Committee chose non-GAAP operating income and market share growth (based upon sales growth relative to the market) as the 2024 SMIP performance goals. The Compensation Committee chose this combination of non-GAAP operating income and market share growth as performance goals because together they take into account not only the Company’s absolute performance but also performance relative to the market.
●	The non-GAAP operating income performance goal was set at $2,105.1 million, which was based on the Company’s operating plan at the time and on a growth rate above U.S. IT market growth rate expectations. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the non-GAAP operating income reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude from the payout calculations the effect of currency fluctuations.
●	No target payout unless 2024 non-GAAP operating income was at or above final 2023 non-GAAP operating income results.
●	After reviewing market practices and the input of the Compensation Committee’s independent compensation consultant, the Compensation Committee approved a new SMIP methodology where the SMIP threshold goal will be set as a percentage of the target goal. This reflected a change from the Company’s SMIP in prior years, which had previously set the threshold goal equal to the prior year’s results, and was made to improve the retentive and incentive elements of the SMIP.
●	Formulaic payout range from 0% to 200% of target awards for performance against the non-GAAP operating income performance goal.
●	Market share governor would reduce operating income-based payouts at all performance levels unless the Company gained market share.
●	Performance modifier allows an increase or decrease of up to 15% of a participant’s bonus target based on performance-related factors, subject to the overall maximum payout of 200% of target.

The threshold, target and maximum payout opportunities under the 2024 SMIP formulaic payout curve are set forth below:

	Non-GAAP Operating Income performance goal(2)		Market share governor(3)
Payout opportunity(1)	Non-GAAP Operating Income (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$2,315.6	110%	200%	180%
Non-GAAP Operating Income Target	$2,105.1	100%	100%	90%
Threshold	$1,957.8	93%	25%	15%
(1)	Payouts are determined based on various performance achievement levels, for non-GAAP operating income and market share changes, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels, calculated using straight line interpolation.
(2)	Non-GAAP operating income is defined as operating income, adjusted for the items set forth in the Company’s earnings releases, which may include, among other items, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses.
(3)	Market share measurement based on our sales growth relative to broader IT market growth estimates.

2024 SMIP Results and Payouts

Based on the methodology described above, our 2024 non-GAAP operating income measured for SMIP purposes was $1,950.9 million, which was below threshold and, accordingly, none of our NEOs received payouts under the 2024 SMIP, as noted below:

Named Executive Officer	SMIP Bonus Target	2024 SMIP Payout
Christine A. Leahy	$2,100,000	$0
Albert J. Miralles	$840,000	$0
Sona Chawla	$865,000	$0
Frederick J. Kulevich*	$600,000	$0
Katherine E. Sanderson**	$600,000	$0
Christina M. Corley	$865,000	$0
*	In addition to participation in the SMIP, Mr. Kulevich also received a $210,000 bonus, paid in early 2025, in recognition of the additional responsibilities associated with the role of Interim Senior Vice President, Coworker Success and the subsequent transition.
**	In recognition of Ms. Sanderson’s forfeiture of her annual bonus at her prior employer and the progress Ms. Sanderson made in her role since joining the Company in September 2024, in 2025, the Compensation Committee awarded Ms. Sanderson a bonus equal to her 2024 SMIP target.

36	2025 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, PSUs and RSUs. The Compensation Committee’s objectives for the 2024 long-term incentive awards were to:

●	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
●	Establish a direct link between compensation and the achievement of longer-term financial objectives.
●	Retain the services of executives through multi-year vesting provisions.

For 2024, the annual long-term incentive grant was delivered in the form of PSUs, stock options and RSUs, with the following key elements to drive Company performance and align with stockholder interests:

PSUs

●  60% of target long-term incentive opportunity

●  2024-2026 performance period with 0% - 200% payout curve (threshold payout of 25% of target)

●  Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted FCF and (2) cumulative annual adjusted EPS performance goals, each calculated independently as described below and weighted equally

Stock Options	● 20% of target long-term incentive opportunity ● Only have value if CDW stock price increases ● Vest in 1/3 annual increments with 10-year maximum term
RSUs	● 20% of target long-term incentive opportunity ● Value fluctuates based on CDW’s stock price ● Vest in 1/3 annual increments

2024 Long-Term Incentive Program Pay for Performance Alignment

For 2024, the Company’s long-term incentive program was delivered entirely at-risk as the values of the awards fluctuate based on our stock price performance and with more than a majority of the annual long-term incentive awards delivered in the form of performance-based equity through stock options and PSUs. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics are achieved during the three-year performance period. RSUs are included as a component in our program to foster balance with the performance-based compensation elements in the overall LTI mix and, therefore, help support the Company’s compensation philosophy of providing market-competitive compensation in order to attract and retain highly motivated talent with a performance- and service-driven mindset, while still delivering at-risk compensation tied to the Company’s stock price performance.

The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs, with each metric equally weighted. These metrics were selected because the Compensation Committee believes successful performance against these measures promotes the creation of long-term stockholder value. In selecting these metrics, the Compensation Committee focused on cash flow and earnings as critical measures of operational success and value creation, but distinguished the PSU metrics from the SMIP metric (non-GAAP operating income). By including interest and taxes in both metrics and working capital in adjusted FCF, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

2025 Proxy Statement	37

Compensation Discussion and Analysis

Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

(1)	The adjusted EPS performance goals and adjusted EPS results under the 2024 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants.
(2)	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses.
(3)	Adjusted free cash flow is defined as cash flows provided by operating activities less capital expenditures, adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.
(4)	Other non-recurring and unanticipated events not already adjusted for in non-GAAP net income or adjusted free cash flow.

Setting Award Levels under 2024 Long-Term Incentive Program

In determining the 2024 annual long-term incentive award levels for NEOs, the Compensation Committee compared the target total direct compensation of each NEO to the competitive market median and set the 2024 award levels based on the factors described above under “2024 Executive Compensation Decisions.”

The table below sets forth the target award value, as of the date of grant, of the annual long-term incentive awards received by each NEO under our 2024 long-term incentive program, which was delivered 60% in PSUs, 20% in stock options, and 20% in RSUs:

Named Executive Officer	Amount
Christine A. Leahy	$9,000,000
Albert J. Miralles	$3,005,000
Sona Chawla	$3,315,000
Frederick J. Kulevich*	$1,830,000
Katherine E. Sanderson**	$1,700,000
Christina M. Corley	$3,315,000
*	In addition to the $1,830,000 award provided to Mr. Kulevich under the 2024 long-term incentive program, he received an additional one-time award of $200,000 in recognition of the additional responsibilities associated with the role of Interim Senior Vice President, Coworker Success and the subsequent transition. Mr. Kulevich’s one-time award was granted in the same equity vehicles and weightings as the annual long-term incentive awards described above.
**	In recognition of Ms. Sanderson’s forfeiture of her 2024 long-term incentive award with her prior employer, the Compensation Committee determined that her 2024 long-term incentive target should represent a full year target rather than pro-rated based on her period of service with the Company. The award level reported for Ms. Sanderson excludes Ms. Sanderson’s sign-on and buy-out PSU and RSU awards, which are described further below.

38	2025 Proxy Statement

Compensation Discussion and Analysis

2022 Long-Term Incentive Program Results and Payouts

Under the terms of the PSUs granted as part of the 2022 long-term incentive program, 2024 represented the final year of the three-year performance period. The 2022 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2022-2024 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in February 2022 based on the Company’s strategic plans at the time. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 25% of target if threshold performance for only one performance goal is achieved and 50% of target if threshold performance for both goals is achieved.

The threshold, target and maximum payout opportunities under the 2022 PSU payout curve are set forth below:

2022-2024 PERFORMANCE GOALS(1)
	Adjusted EPS				Adjusted FCF
Payout opportunity(2)	Payout (% of target)		Adjusted EPS	% attainment of performance goal	Adjusted FCF (in millions)		% attainment of performance goal
Maximum	200%		$35.48	115.0%	$3,740.5		115.0%
Target	100%		$30.85	100.0%	$3,252.7	(4)	100.0%
Threshold	50	%(3)	$27.67	89.7%	$2,764.8		85.0%
(1)	Under the terms of the 2022 PSU agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2024 PSU awards.
(2)	Payouts are determined for adjusted EPS and adjusted FCF based on various performance achievement levels, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(3)	Threshold payout for purposes of this table assumes that threshold performance of each goal is achieved. If threshold performance for only one goal is achieved, then the payout, as a percentage of target, would be 25%.
(4)	Under the payout curve, the Compensation Committee established a range of $3,155.1 million to $3,350.2 million (97.0% to 103.0% of target) for the achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

For the 2022-2024 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $29.42 and $3,947.2 million, respectively, resulting in the vesting level for the 2022 PSU awards at 140.71% of target.

The table below sets forth the target number of 2022 PSUs and the number of shares earned based on actual performance during the 2022-2024 performance period:

Named Executive Officer	2022 Target PSUs (#)	Shares Earned under 2022 PSUs (#)(1)
Christine A. Leahy	20,432	28,750
Albert J. Miralles	6,421	9,035
Sona Chawla	8,319	11,706
Frederick J. Kulevich	4,524	6,366
Katherine E. Sanderson	—	—
Christina M. Corley	8,319	11,706
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2024, are reported in the 2024 Option Exercises and Stock Vested Table. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.

2025 Proxy Statement	39

Compensation Discussion and Analysis

Other Elements of Our 2024 Executive Compensation Program

Employment Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her initial base salary, SMIP target, long-term incentive award target and entitlement to receive a compensation protection agreement (the “Compensation Protection Agreement”), as further described below. The terms of the executive’s employment are based thereafter on sustained good performance and the executive’s Compensation Protection Agreement. The terms of the offer letter are determined after considering the compensation levels paid to similarly situated executive officers at the Company, the criticality of the role, the competitive median of the market data to provide a perspective on external practices, input from the Compensation Committee’s independent compensation consultant, compensation levels at the executive’s prior employer (including any forfeited compensation), and the compensation deemed necessary to induce the executive to join the Company.

In August 2024, the Company extended an offer of employment to Ms. Sanderson, which outlined the initial terms of Ms. Sanderson’s employment as described above. Ms. Sanderson’s offer letter provided for a cash sign-on bonus in the amount of $200,000, which is subject to repayment if Ms. Sanderson voluntarily terminates her employment for any reason or the Company terminates her employment for cause, in each case, within one year of her start date. Ms. Sanderson also received buy-out RSU and PSU awards to replace equity awards that she forfeited upon joining the Company, as well as a sign-on PSU award. If Ms. Sanderson had remained employed with her prior employer, she would have received a cash payment equivalent to the value of the buy-out equity due to a corporate transaction at her prior employer. The buy-out equity award included vesting terms to incentivize the retention and performance of Ms. Sanderson over the multi-year vesting period. The buy-out RSU award had a target grant date fair value of $3,500,000 and is scheduled to vest in six-month installments through the 18-month anniversary of her hire date. The buy-out PSU award had a target grant date fair value of $700,000 and the sign-on PSU award had a target grant date fair value of $750,000, with the vesting conditions consistent with the 2024 long-term incentive awards, but with the waiver of any service-based vesting conditions (but not performance-based vesting conditions) if Ms. Sanderson is terminated by the Company without cause.

In October 2024, the Company and Ms. Corley agreed that Ms. Corley would transition into the role of President, International and Vice Chair of the Company, effective from October 25, 2024 through December 31, 2025, after which time Ms. Corley would serve as an Executive Advisor to the Company until her expected retirement at the end of 2026. In connection with these transitions, on October 24, 2024, the Company and Ms. Corley entered into a letter agreement memorializing the terms of her continued service with the Company. The letter agreement provides generally that while serving as President, International and Vice Chair, Ms. Corley’s compensation levels will remain unchanged. For her service as Executive Advisor, Ms. Corley’s annual base salary will be $60,000 and she will be eligible to receive a cash bonus of $500,000, payable in equal installments in June and December 2026, and a RSU award with a grant date fair value of $1,000,000, which will be granted in December 2025 and will vest on the expiration of the Executive Advisor term, subject to her continued employment through such date. Upon any termination of Ms. Corley by the Company without cause on or after January 1, 2026, Ms. Corley will be entitled to payment in full of the cash bonus, payable within 60 days following such termination, and full vesting of the RSU award. In addition, Ms. Corley will no longer have a right to terminate employment due to “good reason” under her Compensation Protection Agreement and, as of January 1, 2026, Ms. Corley will cease to be eligible for severance benefits under her Compensation Protection Agreement other than continued medical plan access in the event of a termination other than for “cause.”

Severance Arrangements

During 2024, each of the NEOs was subject to a Compensation Protection Agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) enhance the Company’s value to a potential acquirer because our NEOs have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term (which is scheduled to expire on January 1, 2026), with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our NEOs, including, with respect to each of our NEOs, a quantification of benefits that would have been received by each such NEO had his or her employment terminated on December 31, 2024, is provided under “2024 Potential Payments upon Termination or Change in Control.”

Nonqualified Deferred Compensation Plan

The Company maintains the CDW LLC Nonqualified Deferred Compensation Plan (the “NQDC Plan”), which allows coworkers who meet the plan eligibility requirements, including the NEOs, to elect to defer the receipt of a portion of their base salaries and bonuses. The NQDC Plan permits the crediting by the employer of additional amounts to the deferral accounts of participants, although no such additional contributions were made for 2024. The Compensation Committee believes that the NQDC Plan supports the Company’s compensation objectives of attracting and retaining talent. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan to our coworkers. Additional information regarding the NQDC Plan is provided under “2024 Nonqualified Deferred Compensation.”

40	2025 Proxy Statement

Compensation Discussion and Analysis

Other Benefits

Our NEOs participate in our corporate-wide benefit programs. Our NEOs are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan.

The Company also maintains an executive health program for members of the Company’s executive committee, including each of the NEOs, pursuant to which the NEOs are each eligible to receive an executive physical exam. The Compensation Committee believes that providing executive physical exams is in the interests of the Company and its stockholders and, as in the case of the NQDC Plan, supports the Company’s compensation objectives of attracting and retaining talent.

On occasion, the Compensation Committee may provide an NEO with additional benefits beyond the corporate-wide programs when deemed necessary to support its compensation philosophy and objectives. Accordingly, Ms. Sanderson is entitled to a payment of $250,000 to help defray the cost of commuting as part of her relocation to the Company’s headquarters, subject to pro-rata repayment in the event Ms. Sanderson terminates her employment voluntarily or is terminated by the Company for cause during an expected two-year commuting period. In addition, Ms. Sanderson will receive standard executive relocation benefits consistent with Company policy.

Clawback Provisions

The Company maintains a clawback policy designed to comply with the requirements of the Nasdaq listing standards implementing the clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. In general, this policy requires the Company to recoup from certain current and former executive officers of the Company erroneously-awarded incentive-based compensation in the event of certain required accounting restatements, regardless of any misconduct or fault on the part of the executive officer. In addition, the Company’s RSU, PSU and stock option award agreements include clawback provisions allowing the Company to clawback award proceeds in the event the NEO violates restrictive covenants relating to noncompetition, nonsolicitation and confidentiality.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Until this minimum level is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. The charts below show the salary multiple guidelines and the equity holdings that count towards these guidelines. As of the record date, all of our continuing NEOs were in compliance with the Company’s stock ownership guidelines.

Named Executive Officer	Guideline
Chair, President and Chief Executive Officer	6x salary
Chief Growth and Innovation Officer	5x salary
Other Executive Officers	3x salary

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the executive, immediate family or executive trust	Vested and unvested stock options
Shares owned through the Company’s Coworker Stock Purchase Plan	Unvested RSUs and PSUs

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging, pledging and short sales transactions with respect to our securities. For a further description of these policies, please see “Corporate Governance - Insider Trading Policies.”

2025 Proxy Statement	41

Compensation Discussion and Analysis

How We Make Executive Compensation Decisions

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that continues to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Pay-for-Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our Chair, President and Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chair, President and Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of our Chair, President and Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account our Chair, President and Chief Executive Officer’s review of each executive officer’s performance and her recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. The Compensation Consultant informs the Compensation Committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. The Compensation Consultant also:

●	Advises on the design of the executive compensation program to help the Compensation Committee evaluate the linkage between pay and performance;
●	Reviews market data and advises the Compensation Committee regarding the compensation of the Company’s executive officers; and
●	Reviews and advises the Compensation Committee regarding the compensation program for the non-employee members of our Board.

The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2024. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

42	2025 Proxy Statement

Compensation Discussion and Analysis

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry surveys. In selecting companies for our peer group, the Compensation Committee considers all publicly traded companies in the US or Canada classified in a broad range of industries that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or market capitalization	Similar margins
Operates in a business-to-business distribution environment	Comparable percentage of international sales
Similar customers (i.e., business, government, healthcare, and education)	The Company is frequently identified as a peer by existing peer companies or by the leading proxy advisory firms
Services and/or solutions provider	Identified by the Company as a strategy/talent peer

During 2024, the Compensation Committee utilized the peer group set forth below, which was the same peer group that was utilized for evaluating 2023 compensation decisions. Based on data compiled by the Compensation Consultant at the time the peer group was approved, our revenues were between the median and 75th percentile of our peer group, and our market capitalization was between the 75th and 100th percentile of our peer group. This peer group was used for evaluating 2024 compensation decisions with respect to the NEOs.

2024 COMPENSATION PEER GROUP

Accenture plc

Arrow Electronics, Inc.

Avnet, Inc.

Best Buy Co., Inc.

CGI Group Inc.

Cognizant Technology Solutions Corporation

DXC Technology Corporation

Flex Ltd.

Genuine Parts Company

Henry Schein, Inc.

Hewlett Packard Enterprise Company

Insight Enterprises, Inc.

Jabil Inc.

LKQ Corporation

TD SYNNEX Corporation

W.W. Grainger, Inc.
WESCO International, Inc.

During 2024, the Compensation Consultant presented, and the Compensation Committee approved, a revised peer group to be evaluating 2025 compensation decisions in order to align the Company closer to the median in terms of market capitalization as compared to the peer group. The revised peer group consists of the same peer group that was used to evaluate 2024 compensation decisions, but with (i) the removal of DXC Technology Corporation and Best Buy Co., Inc., and (ii) the inclusion of International Business Machines Corporation.

The Compensation Consultant provides competitive data utilizing peer group proxy data and the Company also receives revenue size-adjusted survey data from Aon Radford, FW Cook, and WTW.

The survey data is presented on an aggregate basis and the Compensation Committee does not review data from the specific companies included in the surveys. For Ms. Leahy, the peer group was the primary market data source for evaluating 2024 compensation decisions, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other NEOs, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2024 compensation decisions. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

2025 Proxy Statement	43

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Sanjay Mehrotra, Chair
Lynda M. Clarizio
Anthony R. Foxx
Joseph R. Swedish

44	2025 Proxy Statement

2024 Executive Compensation

2024 Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs for the fiscal year ended December 31, 2024 and, to the extent required by SEC executive compensation disclosure rules, the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Christine A. Leahy Chair, President and Chief Executive Officer	2024	1,039,615	-	7,200,151	1,800,030	-	11,782	10,051,578
	2023	1,000,000	-	4,000,020	3,999,979	-	20,377	9,020,376
	2022	985,288	-	3,500,002	3,536,819	2,900,000	193,713	11,115,822
Albert J. Miralles Chief Financial Officer and Executive Vice President, Enterprise Business Operations	2024	665,846	-	2,403,923	601,034	-	11,439	3,682,242
	2023	650,000	-	1,207,469	1,207,494	-	15,817	3,080,780
	2022	650,000	-	1,099,917	1,111,551	1,160,000	13,094	4,034,562
Sona Chawla Chief Growth and Innovation Officer and Executive Vice President	2024	686,885	-	2,651,855	662,995	-	9,430	4,011,165
	2023	675,000	-	1,500,034	1,499,984	-	13,808	3,688,826
	2022	645,577	-	1,425,045	1,439,969	1,196,250	17,114	4,723,955
Frederick J. Kulevich Chief Legal Officer, Executive Vice President, Risk and Compliance, and Corporate Secretary	2024	511,885	210,000	1,624,038	406,012	-	12,020	2,763,955
	2023	500,000	-	812,421	812,529	-	16,398	2,141,348
	2022	485,288	-	774,961	783,132	797,500	19,600	2,860,481
Katherine E. Sanderson Chief Human Resources Officer and Executive Vice President, Coworker Success	2024	125,000	1,050,000	6,309,996	339,983	-	4,295	7,829,274
Christina M. Corley Former Chief Commercial and Operating Officer	2024	686,885	-	2,651,855	662,995	-	11,465	4,013,200
	2023	675,000	-	1,500,034	1,499,984	-	15,878	3,690,896
	2022	645,577	-	1,425,045	1,439,969	1,196,250	21,020	4,727,861
(1)	Bonus. The amount reported in this column for Mr. Kulevich represents a cash bonus, paid in early 2025, in recognition of the additional responsibilities associated with the role of Interim Senior Vice President, Coworker Success and the subsequent transition. The amount reported in this column for Ms. Sanderson represents a cash sign-on bonus of $200,000, which is subject to repayment in the event that Ms. Sanderson voluntarily resigns from the Company or if the Company terminates Ms. Sanderson’s employment for cause within one year of her start date, a payment of $250,000 to help defray the cost of commuting as part of her relocation to the Company’s headquarters, which is subject to pro-rata repayment in the event that Ms. Sanderson voluntarily resigns from the Company or if the Company terminates Ms. Sanderson’s employment for cause within two years of her start date, and a bonus equal to $600,000, paid in early 2025, in recognition of Ms. Sanderson’s forfeiture of her annual bonus at her prior employer and the progress Ms. Sanderson made in her role since joining the Company in September 2024.
(2)	Stock awards. The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the applicable year, calculated in accordance with ASC 718. The amounts included for 2024 are calculated based on the closing stock price on the date of grant and, in the case of the PSUs, the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2024 PSU awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$10,800,226; Mr. Miralles-$3,606,008; Ms. Chawla-$3,977,782; Mr. Kulevich-$2,435,810; Ms. Sanderson -$4,940,106; and Ms. Corley-$3,977,782.
(3)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Non-equity incentive plan compensation. As disclosed in the CD&A, the NEOs did not receive a payout under the 2024 SMIP. Please see the CD&A for further information regarding the 2024 SMIP.
(5)	All other compensation. “All Other Compensation” for 2024 consists of (i) Company-paid supplemental disability premiums, (ii) the costs associated with an executive physical, which for healthcare privacy reasons each NEO has been attributed a cost of $4,295 regardless of whether such benefit was used, (iii) matching and profit sharing contributions to 401(k) accounts, and (iv) for Mss. Leahy and Corley, a gift basket received at a sales event by all event attendees.

2025 Proxy Statement	45

2024 Executive Compensation

2024 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our NEOs in 2024 under the SMIP and the equity awards received by our NEOs in 2024 under the CDW Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”).

			Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant date	Approval date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christine A. Leahy	-	-	315,000	2,100,000	4,200,000	-	-	-	-	-	-	-
	3/6/24	3/6/24	-	-	-	5,462	21,846	43,692	-	-	-	5,400,113
	3/6/24	3/6/24	-	-	-	-	-	-	-	23,444	247.19	1,800,030
	3/6/24	3/6/24	-	-	-	-	-	-	7,282	-	-	1,800,038
Albert J. Miralles	-	-	126,000	840,000	1,680,000	-	-	-	-	-	-	-
	3/6/24	3/6/24	-	-	-	1,824	7,294	14,588	-	-	-	1,803,004
	3/6/24	3/6/24	-	-	-	-	-	-	-	7,828	247.19	601,034
	3/6/24	3/6/24	-	-	-	-	-	-	2,431	-	-	600,919
Sona Chawla	-	-	129,750	865,000	1,730,000	-	-	-	-	-	-	-
	3/6/24	3/6/24	-	-	-	2,012 8,046		16,092	-	-	-	1,988,891
	3/6/24	3/6/24	-	-	-	-	-	-	-	8,635	247.19	662,995
	3/6/24	3/6/24	-	-	-	-	-	-	2,682	-	-	662,964
Frederick J. Kulevich	-	-	90,000	600,000	1,200,000	-	-	-	-	-	-	-
	3/6/24	3/6/24	-	-	-	1,111	4,442	8,884	-	-	-	1,098,018
	3/6/24	3/6/24	-	-	-	-	-	-	-	4,767	247.19	366,010
	3/6/24	3/6/24	-	-	-	-	-	-	1,481	-	-	366,088
	3/6/24	3/6/24	-	-	-	122	485	970	-	-	-	119,887
	3/6/24	3/6/24	-	-	-	-	-	-	-	521	247.19	40,002
	3/6/24	3/6/24	-	-	-	-	-	-	162	-	-	40,045

46	2025 Proxy Statement

2024 Executive Compensation

			Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant date	Approval date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Katherine E. Sanderson	-	-	90,000	600,000	1,200,000	-	-	-	-		-	-	-
	9/16/24	8/9/24	-	-	-	1,152	4,606	9,212	-		-	-	1,019,999
	9/16/24	8/9/24	-	-	-	-	-	-	-		5,048	221.45	339,983
	9/16/24	8/9/24	-	-	-	-	-	-	1,535		-	-	339,926
	9/16/24	8/9/24	-	-	-	847	3,387	6,774	-		-	-	750,051
	9/16/24	8/9/24	-	-	-	791	3,161	6,322	-		-	-	700,003
	9/16/24	8/9/24	-	-	-	-	-	-	15,805	(6)	-	-	3,500,017
Christina M. Corley	-	-	129,750	865,000	1,730,000	-	-	-	-		-	-	-
	3/6/24	3/6/24	-	-	-	2,012	8,046	16,092	-		-	-	1,988,891
	3/6/24	3/6/24	-	-	-	-	-	-	-		8,635	247.19	662,995
	3/6/24	3/6/24	-	-	-	-	-	-	2,682		-	-	662,964
(1)	These amounts represent threshold, target and maximum cash award levels set in 2024 under the SMIP.
(2)	These amounts represent the threshold, target and maximum PSUs granted under the 2021 LTIP, including the buy-out and sign-on PSU awards granted to Ms. Sanderson. Because the performance goals are measured independently, the threshold PSUs reported in this table reflect payout for threshold performance with respect to only one of the performance goals. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share. For actively employed executives, these PSUs are scheduled to vest on December 31, 2026, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2024-2026 performance period. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs. Please see the CD&A for further information regarding this award.
(3)	These amounts represent RSUs granted under the 2021 LTIP. Except as noted in footnote (6), these RSUs are scheduled to vest in one-third increments on each of the first through third year anniversaries of the date of grant. The number of units subject to an RSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying RSUs.
(4)	These amounts represent stock options granted under the 2021 LTIP. These options are scheduled to vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	The amounts reported represent the grant date fair value associated with the grant of these PSUs, RSUs and stock option awards, as computed in accordance with ASC 718. For RSUs and PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and, in the case of PSUs, the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(6)	These amounts represent RSUs granted under the 2021 LTIP to Ms. Sanderson as a buy-out RSU award. These RSUs are scheduled to vest in six-month installments through the 18-month anniversary of her hire date in recognition of the vesting terms of her prior employer’s equity awards.

2025 Proxy Statement	47

2024 Executive Compensation

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each NEO on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7)
Christine Leahy	40,917	-		58.90	2/28/2027	-		-	-		-
	41,230	-		73.49	2/27/2028	-		-	-		-
	91,739	-		95.57	2/25/2029	-		-	-		-
	106,247	-		98.21	3/9/2030	-		-	-		-
	69,965	-		154.47	3/9/2031	-		-	-		-
	54,758	27,379	(1)	171.30	2/24/2032	-		-	-		-
	20,531	41,064	(2)	212.62	2/15/2033	-		-	19,264	(8)	3,352,762
	-	23,444	(3)	247.19	3/6/2034	7,069	(6)	1,230,271	22,101	(9)	3,846,406
Albert Miralles	6,835	-		201.25	9/7/2031	-		-	-		-
	17,209	8,605	(1)	171.30	2/24/2032	-		-	-		-
	6,198	12,396	(2)	212.62	2/15/2033	-		-	5,815	(8)	1,012,088
	-	7,828	(3)	247.19	3/6/2034	2,459	(6)	428,024	7,379	(9)	1,284,248
Sona Chawla	7,477	-		98.21	3/9/2030	-		-	-		-
	34,346	-		154.47	3/9/2031	-		-	-		-
	22,294	11,147	(1)	171.30	2/24/2032	-		-	-		-
	7,699	15,399	(2)	212.62	2/15/2033	-		-	7,224	(8)	1,257,310
	-	8,635	(3)	247.19	3/6/2034	2,713	(6)	472,216	8,140	(9)	1,416,651
Frederick Kulevich	13,743	-		73.49	2/27/2028	-		-	-		-
	14,416	-		95.57	2/25/2029	-		-	-		-
	14,900	-		98.21	3/9/2030	-		-	-		-
	13,039	-		154.47	3/9/2031	-		-	-		-
	12,124	6,063	(1)	171.30	2/24/2032	-		-	-		-
	4,170	8,342	(2)	212.62	2/15/2033	-		-	3,913	(8)	680,963
	-	5,288	(3)	247.19	3/6/2034	1,594	(6)	277,406	4,984	(9)	867,488
Katherine Sanderson	-	5,048	(4)	221.45	9/16/2034	1,540	(10)	268,084	11,193	(9)	1,948,019
	-	-		-	-	15,860	(11)	2,760,306	-		-

48	2025 Proxy Statement

2024 Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7)
Christina Corley	30,923	-		73.49	2/27/2028	-		-	-		-
	47,180	-		95.57	2/25/2029	-		-	-		-
	64,785	-		98.21	3/9/2030	-		-	-		-
	34,346	-		154.47	3/9/2031	-		-	-		-
	22,294	11,147	(1)	171.30	2/24/2032	-		-	-		-
	7,699	15,399	(2)	212.62	2/15/2033	-		-	7,224	(8)	1,257,310
	-	8,635	(3)	247.19	3/6/2034	2,603	(6)	453,005	8,140	(9)	1,416,651
(1)	These stock options were awarded on February 24, 2022, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on February 15, 2023 and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on March 6, 2024 and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on September 16, 2024, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	RSU and PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(6)	These RSUs were awarded on March 6, 2024 and vest in one-third increments on each of the first through third year anniversaries of the date of grant. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents and, in the case of Mss. Leahy and Corley and Mr. Kulevich, have been reduced for the number of RSUs accelerated to satisfy tax withholding obligations for payroll-related taxes due to their retirement eligibility during the applicable year.
(7)	The market value of shares or units of stock that have not vested reflects a stock price of $174.04, our closing stock price on December 31, 2024.
(8)	These PSUs vest on December 31, 2025, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2023-2025 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(9)	These PSUs vest on December 31, 2026, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2024-2026 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(10)	These RSUs were awarded on September 16, 2024 and vest in one-third increments on each of the first through third year anniversaries of the date of grant. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents.
(11)	These RSUs were awarded on September 16, 2024 and vest in six-month installments through March 16, 2026. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents.

2025 Proxy Statement	49

2024 Executive Compensation

2024 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2024 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christine Leahy	-	-	29,048	5,059,085
Albert Miralles	-	-	12,624	2,453,570
Sona Chawla	44,351	6,042,126	11,706	2,037,253
Frederick Kulevich	-	-	6,434	1,120,545
Katherine Sanderson	-	-	-	-
Christina Corley	-	-	11,816	2,057,724
(1)	In the case of each of the NEOs, the shares reported in this column represent shares acquired upon the vesting of PSU awards granted in 2022 and which vested on December 31, 2024 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2022-2024 performance period, including shares acquired through the deemed reinvestment of dividend equivalents. In addition, the shares reported in this column with respect to (i) Mr. Miralles represent shares acquired upon the vesting of RSUs granted on September 7, 2021 and which vested on March 15, 2024, including shares acquired through the deemed reinvestment of dividend equivalents and (ii) Mss. Leahy and Corley and Mr. Kulevich represent shares vested on November 23, 2024 to satisfy tax withholding obligations for payroll-related taxes due to their retirement eligibility during the applicable year. PSU and RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the PSU and RSU awards that vested during 2024 is based upon the closing stock price on the applicable date.

2024 Nonqualified Deferred Compensation Table

Pursuant to the NQDC Plan, certain executives, including each of the NEOs, may defer base salary and amounts payable under the SMIP. Executives may elect to defer up to 50% of their base salary and up to 90% of their SMIP payout. Under the terms of the NQDC Plan, company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2024. Any matching or employer contributions are subject to vesting in 20% increments over five years. Participants may elect to have amounts paid upon a termination of employment or specified date, with the payout period ranging from five to 15 years, subject to earlier payout upon death or disability. Amounts credited to the NQDC Plan are notionally invested, as elected by the participant, in the same investment options as available under the Company’s 401(k) plan.

2024 Nonqualified Deferred Compensation Table

The following table provides information concerning participation in the NQDC Plan during 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Christine Leahy	-	-	124,322	-	1,100,859
Albert Miralles	-	-	24,586	-	280,739
Sona Chawla	-	-	-	-	-
Frederick Kulevich	-	-	-	-	-
Katherine Sanderson	-	-	-	-	-
Christina Corley	-	-	-	-	-
(1)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2023 and 2022: Mr. Miralles, 2022 - $232,000.

50	2025 Proxy Statement

2024 Executive Compensation

2024 Potential Payments Upon Termination or Change in Control

During 2024, the NEOs were each subject to a Compensation Protection Agreement that provided for certain severance benefits upon a qualifying termination of employment. These severance arrangements have a fixed term, which is scheduled to expire on January 1, 2026, with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each NEO is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment and service arrangements that were in effect on December 31, 2024 and the equity award program as well as estimates of the payments and benefits each NEO would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2024 and the closing price of a share of our common stock on December 31, 2024. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of an NEO’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

For purposes of determining severance benefits under the NEOs’ Compensation Protection Agreements, a qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for cause, (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO (other than Ms. Corley) for good reason.

If the employment of an NEO is terminated for any reason other than a qualifying termination of employment, the NEO is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the NEO to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the NEO to the extent not paid as of the date of termination. If the employment of an NEO is terminated due to retirement under a retirement plan of the Company or by resignation of the executive other than for good reason, the NEO also may, in the discretion of the Compensation Committee, be awarded a SMIP bonus, prorated through the effective date of the NEO’s termination of employment. If the employment of an NEO is terminated due to the NEO’s death or disability, the NEO or his or her estate, as applicable, also is entitled to receive a SMIP bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the NEO’s termination of employment.

If the employment of an NEO is terminated due to a qualifying termination, the NEO is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the NEO would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the NEO’s base salary; (4) payment of two times the NEO’s SMIP bonus that would have been earned had the NEO remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the NEO becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the NEO, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $30,000. The Compensation Protection Agreements for Mss. Leahy, Chawla and Corley provide that in the event of a termination of employment for any reason other than a termination by the Company for cause, then upon the expiration of any continued medical coverage period under her Compensation Protection Agreement and the COBRA continuation coverage period, the executive and her spouse and dependents are entitled to continued access to the Company’s medical plan until the executive and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the executive’s Compensation Protection Agreement), with the full cost of such continued coverage to be paid by the executive. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the NEO’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to an NEO under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

As noted in the CD&A, pursuant to the terms of the letter agreement entered into by and between Ms. Corley and the Company in connection with her transition to the role of President, International and Vice Chair, effective as of January 1, 2026, Ms. Corley will cease to be eligible for severance benefits under the terms of the Compensation Protection Agreement, other than continued access to the Company medical plan upon the terms contemplated in the Compensation Protection Agreement, as described above.

2025 Proxy Statement	51

2024 Executive Compensation

Outstanding Equity Awards

With respect to outstanding option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the NEO for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the NEO’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the NEO continues to comply with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality through the vesting period.

With respect to the outstanding PSU awards, upon a termination of employment due to death or disability, the PSUs will become fully vested, with the performance goals deemed satisfied at target levels (in the event of a death or termination for disability occurring prior to the 24-month anniversary of the first day of the performance period) or based on the projected level of performance through the end of the performance period (in the event of a death or termination for disability occurring on or after the 24-month anniversary of the first day of the performance period). Upon a termination of employment due to retirement after the six-month anniversary of the date of grant, the NEO will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the NEO’s continued compliance with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the NEO’s employment is terminated without cause or due to good reason within 24 months following the change in control.

With respect to the outstanding RSU awards, the RSUs will become 100% vested upon (i) a termination of employment due to death or disability, or (ii) a change in control pursuant to which the RSUs are not effective assumed or continued by the surviving or acquiring corporation (subject, in the case of a termination for disability, to the holder’s execution and non-revocation of a release of claims). In addition, in the event of the NEO’s retirement, the RSUs will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the NEO continues to comply with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality through the vesting period. In the event of a change in control prior to the end of the vesting period pursuant to which the RSUs are effectively assumed or continued and (i) the holder remains continuously employed through the end of the vesting period, (ii) the Company terminates the holder’s employment without cause or the holder resigns for good reason within 24 months following such change in control (subject to the holder’s execution and non-revocation of a release of claims), (iii) the holder terminates employment due to retirement or (iv) the holder terminates employment due to death or disability (subject, in the case of a termination due to disability, to the holder execution and non-revocation of a release of claims), then in any such case, the award will become fully vested as of the end of the vesting period or, if earlier, the holder’s termination of employment.

In addition to the above vesting provisions, the service-based vesting conditions appliable to Ms. Sanderson’s sign-on and buy-out PSU and RSU awards would be waived in the event Ms. Sanderson is terminated by the Company without cause. In the event of such termination, the PSUs would cease to be subject to service-based vesting conditions, but will remain subject to any performance-based vesting conditions.

For purposes of the Company’s equity plans, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporate transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

With respect to each equity award under the Company’s equity plans, retirement means the NEO’s termination of employment after the six month anniversary of the date of grant of the applicable equity award and at a time when (1) the NEO has attained age 55 and (2) the sum of the NEO’s age and years of employment with or service to the Company or its subsidiaries equals or exceeds 65.

52	2025 Proxy Statement

2024 Executive Compensation

Potential Payments Upon a Qualifying Termination of Employment Absent a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine Leahy	2,100,000	-	38,600	30,000	2,168,600
Albert Miralles	1,340,000	-	53,098	30,000	1,423,098
Sona Chawla	1,380,000	-	43,646	30,000	1,453,646
Frederick Kulevich	1,030,000	-	48,826	30,000	1,108,826
Katherine Sanderson	1,000,000	3,903,898	8,791	30,000	4,942,689
Christina Corley	1,380,000	-	48,690	30,000	1,458,690
(1)	A qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for cause, (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO (other than Ms. Corley) for good reason.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s annual incentive bonus target for 2024 multiplied by the 2024 SMIP payout percentage. Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2024, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2024 Summary Compensation Table as 2024 compensation.
(3)	Represents the value of the accelerated vesting of Ms. Sanderson’s sign-on and buy-out PSU and RSU awards, which would occur in the event the Company terminated Ms. Sanderson’s employment without cause during the vesting period and, in the case of the PSUs, assuming target achievement of the applicable performance goals. The value of the vesting of the equity awards reported in this table is based upon our closing stock price of $174.04 on December 31, 2024.
(4)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment based on their elections in effect as of December 31, 2024.
(5)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death or Disability Table

Name	Severance Payment ($)(1)	Value of Equity Awards ($)(2)	Aggregate Payments ($)
Christine Leahy	-	8,504,458	8,504,458
Albert Miralles	-	2,747,937	2,747,937
Sona Chawla	-	3,176,720	3,176,720
Frederick Kulevich	-	1,842,470	1,842,470
Katherine Sanderson	-	4,976,410	4,976,410
Christina Corley	-	3,157,509	3,157,509
(1)	The NEOs are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability. Because the SMIP bonus is considered earned as of December 31, 2024, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2024 Summary Compensation Table as 2024 compensation.
(2)	Represents the value of the accelerated vesting of the 2024, 2023 and 2023 stock option awards, the 2024 RSUs and the 2024 and 2023 PSUs, assuming target achievement of the applicable performance goals upon death or a termination due to disability. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $174.04 on December 31, 2024. Excluded from this column are the 2022 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2024 and which are reflected in the 2024 Option Exercises and Stock Vested Table.

2025 Proxy Statement	53

2024 Executive Compensation

Potential Payments Upon Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	—	4,822,600	4,822,600
Albert J. Miralles	—	—	—
Sona Chawla	—	—	—
Frederick J. Kulevich	—	1,037,156	1,037,156
Katherine E. Sanderson	—	—	—
Christina M. Corley	—	1,793,972	1,793,972
(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2024, Mss. Leahy and Corley and Mr. Kulevich were eligible for retirement vesting under such equity awards.
(2)	The NEOs may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2024, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2024 Summary Compensation Table as 2024 compensation.
(3)	Represents the value of the continued vesting of the 2024, 2023 and 2022 stock option awards and the 2024 RSUs and the pro rata vesting of the 2024 and 2023 PSUs, assuming target achievement of the applicable performance goals upon retirement and continued compliance with noncompetition, nonsolicitation and confidentiality restrictive covenants during the vesting period. The value of the vesting of the equity awards reported in this table is based upon our closing stock price of $174.04 on December 31, 2024. Excluded from this column are the 2022 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2024 and which are reflected in the 2024 Option Exercises and Stock Vested Table.

Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine Leahy	5,653,933	8,504,458	38,600	30,000	14,226,991
Albert Miralles	3,047,733	2,747,937	53,098	30,000	5,878,768
Sona Chawla	3,024,300	3,176,720	43,646	30,000	6,274,666
Frederick Kulevich	2,058,067	1,842,470	48,826	30,000	3,979,363
Katherine Sanderson	2,200,000	4,976,410	8,791	30,000	7,215,201
Christina Corley	3,024,300	3,157,509	48,690	30,000	6,260,499
(1)	A qualifying termination means termination of the NEO’s employment following a change in control (1) by the Company other than (A) for cause, (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO (other than Ms. Corley) for good reason. Under the terms of the Compensation Protection Agreements, if the payments and benefits to an NEO under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control (or such shorter period of time if the NEO has been employed by the Company for less than three full calendar years or target opportunity if the NEO has been employed for less than one year). Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2024, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2024 Summary Compensation Table as 2024 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $174.04 on December 31, 2024.
(4)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment based on their elections in effect as of December 31, 2024.
(5)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

54	2025 Proxy Statement

2024 Executive Compensation

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Ms. Leahy, our Chair, President and Chief Executive Officer. SEC rules for identifying the median coworker and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2024,

●	The median of the annual total compensation of all of our coworkers, other than Ms. Leahy, was $106,900.
●	Ms. Leahy’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $10,051,578.
●	Based on this information, the ratio of the annual total compensation of Ms. Leahy to the median of the annual total compensation of all coworkers is estimated to be 94 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

We selected November 1, 2024 as the date on which to determine our median coworker. The median coworker identification date was changed from the December 1st date used in prior years to provide the Company with more time to compile the necessary data to identify the median coworker. For purposes of identifying the median coworker from our 2024 coworker population base of approximately 15,000 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending December 1, 2024. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Pay Versus Performance

Provided below is the Company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. As required by Item 402(v), we have included:

●	A list of the most important measures that our Compensation Committee used in 2024 to link pay calculated in accordance with Item 402(v) (referred to as “Compensation Actually Paid” or “CAP”) to Company performance;
●	A table that discloses the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”), CAP for our NEOs and specified performance measures for the 2020 to 2024 period; and
●	Graphs and narratives that describe:
●	the relationship between CAP and our cumulative total shareholder return (“TSR”);
●	the relationship between CAP and adjusted EPS, which is our Company Selected Measure (“CSM”);
●	the relationship between CAP and Net Income; and
●	the relationship between our TSR and the TSR of our 2024 Compensation Peer Group, as described in the CD&A.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to the CD&A section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

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2024 Executive Compensation

Performance Measures Used to Link Company Performance and CAP to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important measures used by the Company to link CAP for the NEOs in 2024. Please see the CD&A for a further description of these metrics, including how they are calculated for incentive purposes, and how they are used in the Company’s executive compensation program, including the SMIP and 2024 long-term incentive program.

Measure
CDW Stock Price
Adjusted EPS
Adjusted FCF
Non-GAAP Operating Income

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(5)	Net Income ($) (in Millions)	Adjusted EPS ($)(6)
2024	10,051,578	2,932,647	4,459,967	2,308,500	129.08	172.58	1,077.80	9.59
2023	9,020,376	15,920,805	3,150,463	5,475,996	166.67	161.84	1,104.30	9.88
2022	11,115,822	8,268,497	4,086,715	3,268,287	129.37	128.20	1,114.50	9.86
2021	8,943,903	31,050,119	4,110,659	10,625,364	146.60	163.17	988.60	7.96
2020	6,342,674	7,997,553	2,621,777	3,090,886	93.45	115.59	788.50	6.59
(1)	Ms. Leahy has served as the Principal Executive Officer (“PEO”) for the entirety of 2024, 2023, 2022, 2021 and 2020 and our other NEOs for the applicable years were as follows:
●	2024: Albert J. Miralles; Sona Chawla; Frederick J. Kulevich; Katherine E. Sanderson; and Christina M. Corley.
●	2022 and 2023: Albert J. Miralles; Sona Chawla; Christina M. Corley; and Frederick J. Kulevich.
●	2021: Albert J. Miralles; Sona Chawla; Christina M. Corley; Elizabeth H. Connelly; and Collin B. Kebo.
●	2020: Collin B. Kebo; Sona Chawla; Christina M. Corley; Douglas E. Eckrote; Mark C. Chong; and Elizabeth H. Connelly
(2)	Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of Ms. Leahy and (ii) the average of the total compensation reported in the SCT for the applicable year for our other NEOs reported for the applicable year other than Ms. Leahy.
(3)	To calculate CAP, adjustments were made to the amounts reported in the SCT for the applicable year. The primary difference between the calculation of SCT total compensation and CAP relates to the calculation of stock and option awards:

SCT CALCULATION IS BASED ON:	CAP CALCULATION IS BASED ON:
Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

56	2025 Proxy Statement

2024 Executive Compensation

A reconciliation of the adjustments for Ms. Leahy and for the average of the other NEOs is set forth in the table below.

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
PEO
2024	10,051,578	(9,000,181)	5,898,139	(3,788,490)	55,431	(283,830)	—	2,932,647
2023	9,020,376	(7,999,999)	8,165,402	3,658,558	—	3,076,468	—	15,920,805
2022	11,115,822	(7,036,821)	9,049,451	(2,192,164)	—	(2,667,791)	—	8,268,497
2021	8,943,903	(5,573,117)	12,234,207	11,647,411	—	3,797,715	—	31,050,119
2020	6,342,674	(4,099,541)	6,610,535	379,714	—	(1,235,829)	—	7,997,553
Other NEOs (Average)(h)
2024	4,459,967	(3,662,937)	2,563,799	(970,652)	6,622	(88,299)	—	2,308,500
2023	3,150,463	(2,509,987)	2,561,884	1,261,578	—	1,012,058	—	5,475,996
2022	4,086,715	(2,374,897)	3,055,924	(756,115)	—	(743,340)	—	3,268,287
2021	4,110,659	(2,348,185)	4,375,342	3,628,212	—	859,336	—	10,625,364
2020	2,621,777	(1,488,976)	2,337,627	56,279	—	(435,821)	—	3,090,886
(a)	Represents Total Compensation as reported in the SCT for the indicated fiscal year. For the other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(d)	Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. The amounts reported in this column represent the accelerated vesting of RSUs to satisfy tax withholding for payroll-related taxes due with respect to RSU awards held by NEOs that were retirement eligible during the applicable year.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(h)	See footnote 1 above for the NEOs included in the average for each year.

2025 Proxy Statement	57

2024 Executive Compensation

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of the following peer companies included in our 2024 compensation peer group: Accenture plc; Arrow Electronics, Inc.; Avnet, Inc.; Best Buy Co., Inc.; CGI Group Inc.; Cognizant Technology Solutions Corporation; DXC Technology Corporation; Flex Ltd.; Genuine Parts Company; Henry Schein, Inc.; Hewlett Packard Enterprise Company; Insight Enterprises, Inc.; Jabil Inc.; LKQ Corporation; TD SYNNEX Corporation; W.W. Grainger, Inc.; and WESCO International, Inc. For 2024, we have updated the peer group used for purposes of this Pay Versus Performance disclosure from the S&P 500 IT Index used in prior years as we believe the compensation peer group better reflects how the Compensation Committee assesses performance when evaluating compensation decisions. If we had continued using the S&P 500 IT Index as the benchmarking peer group, the cumulative peer group TSR, assuming $100 invested in such peer group including reinvestment of dividends, would have been $142.21 for 2020, $189.64 for 2021, $134.82 for 2022, $210.85 for 2023 and $286.10 for 2024.
(6)	The Company determined that adjusted EPS is the most important financial performance measure used to link CAP to Company performance given it impacts the vesting of 50% of the PSUs and also encompasses non-GAAP operating income performance, the primary financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the NEOs, the largest component of our executive compensation program. Adjusted EPS is defined as non-GAAP net income plus/minus extraordinary, non-recurring items divided by the weighted average common shares outstanding on a diluted basis. For purposes of determining adjusted EPS, non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. The amount reported for each reporting year in this table represents the adjusted EPS, as calculated for the first year of the PSU performance cycle that commenced in the applicable reporting year.

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2024 Executive Compensation

Relationship Between Pay and Performance

As discussed in our CD&A, our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation. We believe our executive compensation programs are well designed and aligned to stockholder interests. The CAP for each of our NEOs is reflective of our stock price performance over time as well as varying levels of achievement under our annual and long-term incentive programs. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. As described in more detail in the CD&A, for 2024, over 70% of the PEO’s target compensation is comprised of long-term incentives in the form of stock options, RSUs and PSUs.

1. CAP Versus TSR

CDW CAP
vs. Total Stockholder Return

2. CAP Versus Adjusted EPS (Company Selected Measure)

CDW CAP vs. Adjusted EPS

2025 Proxy Statement	59

2024 Executive Compensation

3. CAP Versus Net Income

CDW CAP vs. Net Income

4. TSR: Company versus Peer Group

Cumulative Total Stockholder Return:

Company vs. Peer Group

Total Stockholder Return (TSR)
Value of Initial Fixed $100 Investment
$300
$250
$200
$150
$100
$50
$0
2019
2020
2021
2022
2023
2024
$173
$129
5-year Company TSR
5-year Peer Group TSR

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2024 Executive Compensation

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in the first quarter of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year or earlier, the proximity of any awards to other significant corporate events is coincidental. ln addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.

During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2024	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	4,645,006	(1)	$126.40	(2)	7,414,552	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	4,645,006		$126.40		7,414,552
(1)	Includes 3,190,946 shares issuable pursuant to outstanding stock options, 479,108 shares issuable pursuant to outstanding RSUs (includes 76,459 vested RSUs on which settlement into shares has been deferred by certain non-employee directors and shares issuable pursuant to RSUs acquired through the deemed reinvestment of dividend equivalents) and 974,952 shares issuable pursuant to outstanding PSUs (assumes maximum achievement of the applicable performance goals (equivalent to 517,176 PSUs at target) and includes shares issuable pursuant to PSUs acquired through the deemed reinvestment of dividend equivalents).
(2)	Excludes RSUs and PSUs that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 715,096 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

2025 Proxy Statement	61

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

Engagement of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, evaluation, retention and oversight of the work performed by the Company’s independent registered public accounting firm (“Independent Auditor”). The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s Independent Auditor for 2025. EY has served as the Company’s Independent Auditor since 2011. The Audit Committee reviews the performance and independence of the Independent Auditor annually.

The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Auditor if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

In determining whether to reappoint the Independent Auditor, the Audit Committee annually considers several factors, including:

●

Technical expertise;

●

The quality and efficiency of work performed;

●

The quality of discussions and feedback;

●

Management’s input on EY’s overall performance;

●

The mandatory rotation of the Independent Auditor’s lead engagement partner every five years;

●

Data related to audit quality and performance, including recent PCAOB inspection reports on the firm;

●

Independence and objectivity; and

●

Reasonableness of fees

In conjunction with the mandated rotation of the Independent Auditor’s lead engagement partner, the Audit Committee and management are involved in the selection of EY’s lead engagement partner.

62	2025 Proxy Statement

PROPOSAL 3 Ratification of Selection of Independent Registered Public Accounting Firm

Fees Paid to EY

The following is a summary and description of fees for services provided by EY in 2024 and 2023.

Global Fees

(In thousands)

	Years Ended December 31,
Service	2024	2023
Audit fees	$5,458	$4,442
Audit-related fees	99	35
Tax fees	15	15
Total fees	$5,572	$4,492

Audit Fees. Consists principally of recurring and non-recurring fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s securities offerings as well as other SEC filings, and statutory audits.

Audit - Related Fees. Consists of fees related to system pre-implementation services and employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice and tax compliance.

Audit Committee Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the Independent Auditor and has determined, consistent with advice from EY, that the provision of such services has not adversely affected EY’s independence.

PROPOSAL 3: THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

2025 Proxy Statement	63

Audit Committee Report

The Audit Committee is comprised of five independent directors. The Committee operates under a written charter adopted by the Board, which is available on the Governance section of the Company’s Investor Relations website at investor.cdw.com.

Management is responsible for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Independent Auditor is responsible for conducting an independent audit in accordance with generally accepted auditing standards and issuing an opinion on whether the Company’s consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles. The independent registered public accounting firm also is responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and oversight of these processes.

As part of its oversight responsibilities, the Audit Committee discusses with, and receives regular status reports from, the Independent Auditor and the head of the Company’s internal audit function (the “Internal Auditor”) on the overall scope and plans for their audits of the Company, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Independent Auditor, with and without management present, and with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, Internal Auditor, General Counsel, Chief Technology Officer and other members of management to discuss, among other things, the items noted below; the results of EY and the Internal Auditor’s audits of the Company; the quality of the financial reporting process; the performance of the Independent Auditor and the Internal Auditor; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC, the Audit Committee:

●	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.
●	Reviewed and discussed with management and the Independent Auditor, the effectiveness of the Company’s internal control over financial reporting, including management’s report and the Independent Auditor’s attestation report on that topic.
●	Discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.
●	Received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Independent Auditor the Independent Auditor’s independence. In considering the independence of the Independent Auditor, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

James A. Bell

Virginia C. Addicott

Kelly J. Grier, Chair*

Marc E. Jones

Donna F. Zarcone

* Ms. Grier was appointed Chair of the Audit Committee on March 6, 2025.

64	2025 Proxy Statement

PROPOSAL 4

Stockholder Proposal Regarding Stockholder Right to Act by Written Consent

The following proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden (the “Stockholder Proponent”). The Company will promptly provide the address of the Stockholder Proponent and the number of shares owned by the Stockholder Proponent upon request directed to the Company’s Corporate Secretary. This proposal will be voted on at our Annual Meeting if properly presented by the Stockholder Proponent or by a qualified representative on behalf of the Stockholder Proponent. As required by the SEC’s rules, we are presenting the proposal verbatim as it was submitted to us by the Stockholder Proponent. The Company is not responsible for the accuracy or content of the proposal. As described more fully in the statement in opposition, our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal.

Stockholder Proposal

Proposal 4 – Adopt Proposal that Won 78% Support at the 2022 CDW Annual Meeting

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal won 78% support at the 2022 CDW annual meeting.

It is important for CDW shareholders to have a right to act by written consent especially at a company like CDW which has a deceptive shareholder right to call for a special shareholder meeting.

The deceptive CDW right to call a special shareholder meeting claims that 25% of CDW shares outstanding can call a special shareholder meeting. But it then mandates that certain CEW [sic] shares are 100% disqualified from participating in calling for a special shareholder meeting.

At a given time 25% of CDW shares could be disqualified CDW shares. Then in reality it would take more than 33% of the remaining qualified CDW shares to call for a special shareholder meeting which is a high standard to meet in a limited amount of time. It would be difficult to find another company that has a worse right for its shareholders to call for a special shareholder meeting.

Plus the disqualified CDW shares could be the most likely CDW shares to be interested in calling for a special shareholder meeting.

Please vote yes:

Adopt Proposal that Won 78% Support at the 2022 CDW Annual Meeting – Proposal 4

Board of Directors’ Statement in Opposition to the Proposal

The Board is committed to strong corporate governance and responsiveness to the Company’s stockholders. The Board believes in maintaining policies and practices that serve the interests of all stockholders. The Board understands that corporate governance is not static — the Board continually monitors trends and developments in corporate governance and compares and evaluates them against our current practices.

The Board believes that the Company’s existing stockholder rights offer a more transparent and equitable mechanism for stockholders to raise matters for consideration. Based on a careful review of the proposal and the Company’s current governance practices, the Board believes implementation of the proposal is unnecessary and contrary to the best interests of stockholders. For the reasons set forth below, our Board unanimously recommends a vote AGAINST this proposal.

2025 Proxy Statement	65

Proposal 4 Stockholder Proposal Regarding Right to Act by Written Consent

Our stockholders have expressed their preference for special meeting provision over written consent.

Following the 2022 annual meeting, we conducted a robust outreach effort, reaching out to holders of approximately 63% of our outstanding common stock and receiving feedback from holders representing about 37% of shares. The results were clear: not a single stockholder expressed a preference for written consent over special meeting rights. All feedback either supported special meeting rights or expressed no preference. Furthermore, 91% of the shares that provided feedback thought that a special meeting right with a 25% threshold would be responsive to the Proponent’s 2022 proposal for written consent that received majority support.

In direct response to this input, we took decisive action to align our governance practices with stockholder preferences. We amended our Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) to adopt special meeting rights, setting the ownership threshold at 25% of all issued and outstanding shares. This provision reflects the support of our stockholders and underscores our commitment to responsive and transparent governance.

Stockholder meetings offer important protections and advantages that are absent from the written consent process.

Our Board believes that all stockholders should have the opportunity to consider and vote on matters that require stockholder approval. Action by written consent can disenfranchise stockholders who are not given the opportunity to vote. Unlike matters presented for a vote at a stockholders’ meeting, stockholder action by written consent may not require communication to all stockholders, and may deny stockholders the ability to participate in major decisions affecting the company and their interests. A stockholder seeking action by written consent may attempt to solicit the fewest possible stockholders to take action, rather than seeking input from all stockholders, and may rely on consents obtained from some stockholders before others have had the ability to evaluate a proposal, express their views, and vote. Permitting stockholder action by written consent also could create confusion and disruption, as multiple stockholders could solicit written consents at any time on a wide range of issues, which may duplicate or conflict with other proposals. In contrast, for a special or annual meeting of stockholders, all stockholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the company and other stockholders, communicate their views, and vote.

Our Charter and Bylaws provide stockholders owning 25% of our shares of common stock with the meaningful ability to call a special meeting of stockholders, and stockholders owning 3% of our shares of common stock with the ability to nominate a candidate for election to our Board. One or more stockholders owning 25% or more of our outstanding voting stock are entitled to call a special meeting of stockholders outside of our annual meeting cycle. A special meeting of stockholders allows stockholders, the Board, and company management to hold a discussion about stockholder concerns and empowers all stockholders to participate collectively in a single meeting and make an informed vote. This informed and collective process does not occur in an action taken by written consent, which only requires a majority of stockholders to participate in the process. In addition, we have a proxy access Bylaw provision. This provision allows stockholders owning 3% or more of our outstanding common stock, including groups of up to 20 stockholders who collectively own 3% or more of our outstanding stock, the right to nominate director candidates constituting up to 20% of our Board, and to solicit votes for those candidates using our proxy materials.

The ability for stockholders owning 25% of our shares of common stock to call a special meeting and the proxy access Bylaw provision each allows all, not just some, of our stockholders to express their views and do so more readily than through action by written consent, which would require any proposed actions to be approved by holders of at least a majority (or higher when required by Delaware law) of our outstanding shares (versus a majority of votes cast for director elections and a majority of shares of common stock present and entitled to vote for other matters). The chart below illustrates how our stockholders already have better means of implementing actions than they would have under the policy requested by the proposal:

		Notification to Stockholders	Quorum Requirement at Stockholder Meeting	Vote Necessary to Approve Action
Proposal	Action by Written Consent	Stockholders holding a majority of outstanding shares (provided by stockholder seeking action)	Not applicable; no stockholder meeting	At least a majority of outstanding shares
Existing Rights of CDW Stockholders	Action at a Special Meeting Called by 25% of our Stockholders Action to Elect a Director Nominated by Proxy Access	100% of stockholders (provided by CDW)	A majority of outstanding shares	For matters other than director elections, a majority of shares of common stock present and entitled to vote For director elections, a majority of votes cast

Thus, the proposal for written consent, while ostensibly offering increased stockholder power, would in fact undermine stockholder protection by bypassing the important safeguards and protections provided by stockholder meetings.

66	2025 Proxy Statement

Proposal 4 Stockholder Proposal Regarding Right to Act by Written Consent

Written consent remains a minority practice among large public companies.

Among S&P 500 companies, written consent provisions remain uncommon. According to data collected by FactSet, as of March 2025, just 31.9% of S&P 500 companies allow written consent (excluding those requiring unanimous written consent), compared to 74.5% having special meeting rights. This gap widened since we adopted our special meeting provision – as of March 2023, the figures stood at 33.2% for written consent versus 69.8% for special meetings. Thus, while written consent is confined to a shrinking minority, special meeting provisions have grown steadily as standard practice among companies like us.

The proposal mischaracterizes our special meeting provision.

The Company believes that the proposal contains misleading statements that misrepresent the Company’s special meeting provisions. These statements include the claim that certain shares are “100% disqualified from participating in calling for a special shareholder meeting,” asserting that 25% of the Company’s shares could be disqualified, and suggesting it would require more than 33% of “qualified” shares to call a special meeting. These claims are misleading, as the Charter and Bylaws unambiguously set the ownership threshold for calling special meetings at 25% of all outstanding shares.

Our strong corporate governance practices demonstrate responsiveness, provide stockholders with means to express their views and promote Board accountability.

We have implemented a robust set of corporate governance practices that demonstrate responsiveness to stockholder concerns and promote Board accountability. These practices provide transparency and meaningful rights to all stockholders. Key elements of our governance framework include:

●	Annual Election of Directors: All directors are elected annually.
●	Board Term Limit: Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 15 years of service on our Board of Directors, absent special circumstances.
●	Robust Lead Director Role: We have a Lead Independent Director with robust and well-defined responsibilities, providing independent Board leadership. In addition, all committee Chairs and members are independent.
●	Proxy Access for Director Nominations: Stockholders owning at least 3% of outstanding common stock for at least 3 years can nominate director candidates through proxy materials.
●	Majority Vote Standard: Directors are elected by majority vote in uncontested elections, with a resignation policy for directors failing to receive a majority.
●	No Supermajority Vote Requirements: All supermajority voting provisions were eliminated from our Charter in 2021.
●	No Stockholder Rights Plan: We do not have a stockholder rights plan or poison pill.

The Board believes that these and other corporate governance practices and policies enable stockholders to act in support of their interests while avoiding the risks associated with stockholder action by written consent, and that implementation of this proposal is not in the best interests of stockholders or the Company. Unlike written consents, taking action at stockholder meetings allows for accurate and complete information about the proposed stockholder action to be widely distributed, ensuring an opportunity for well-informed discussion and consideration of the merits of the proposed action. This proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings. Therefore, the Board unanimously recommends voting AGAINST the proposal for stockholder action by written consent.

PROPOSAL 4: THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT.

2025 Proxy Statement	67

Frequently Asked Questions Concerning the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 9, 2025 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 20, 2025, at 7:30 a.m. CDT, in a virtual-only meeting format at www.virtualstockholdermeeting.com/CDW2025, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice.

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (1) to elect directors, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to ratify the selection of the Company’s independent registered public accounting firm, and (4) upon the stockholder proposal, if properly presented at the Annual Meeting, regarding stockholder right to act by written consent. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm”, “Proposal 4— Stockholder Proposal Regarding Stockholder Right to Act by Written Consent.” The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

68	2025 Proxy Statement

Frequently Asked Questions Concerning the Annual Meeting

Who can attend the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 24, 2025, or their duly appointed proxies, are invited to attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualstockholdermeeting.com/CDW2025 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualstockholdermeeting.com/CDW2025, but you will not be able to vote during the meeting or ask questions.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at InvestorRelations@CDW.com.

Online check-in will begin at 7:15 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on our Investor Relations website at investor.cdw.com as soon as practicable after the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting by using the directions on the meeting website. We intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting will be available at www.virtualstockholdermeeting.com/CDW2025.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 24, 2025, are entitled to notice of, and to vote at, the Annual Meeting. As of March 24, 2025, there were 131,766,712 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

●	By telephone—Prior to the Annual Meeting, if you received printed copies of the proxy materials, you may use the toll-free telephone number shown on your proxy card;
●	Via the Internet—Prior to the Annual Meeting, you may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;
●	By mail—Prior to the Annual Meeting, you may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or
●	During the meeting—If you attend the virtual Annual Meeting using your 16-digit control number, you may vote during the meeting.

Voting instructions for stockholders of record are provided on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders, allow them to submit their proxies and confirm that their voting instructions have been properly recorded, and allow them to access the virtual Annual Meeting. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Monday, May 19, 2025.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

2025 Proxy Statement	69

Frequently Asked Questions Concerning the Annual Meeting

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the virtual meeting and vote via webcast, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

●	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;
●	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or
●	Voting via webcast at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, via webcast or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, whether your broker can vote your shares will depend on the type of item being considered for vote:

●	Non-Discretionary Items. The election of directors, the advisory vote to approve named executive officer compensation and the vote on the stockholder proposal, if properly presented at the Annual Meeting, may not be voted on by your broker if it has not received voting instructions.
●	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

70	2025 Proxy Statement

Frequently Asked Questions Concerning the Annual Meeting

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of eleven director nominees named in this proxy statement. A majority of the votes cast at the meeting is required to elect each director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 4: Vote on the stockholder proposal, if properly presented at the Annual Meeting, regarding stockholder right to act by written consent. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve the stockholder proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services.

We also may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Additional Company Information

A copy of our 2024 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

2025 Proxy Statement	71

Stockholder Proposals for the 2026 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 10, 2025, unless the date of our 2026 Annual Meeting is more than 30 days before or after May 20, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2026 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2026 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 20, 2026 nor later than February 19, 2026, unless the date of our 2026 Annual Meeting is more than 30 days before or after May 20, 2026, in which case notice by the stockholder to be timely must be so delivered not before January 20, 2026 and by the later of (1) the tenth day following the first public announcement of the date of the 2026 Annual Meeting and (2) the date which is 90 days prior to the date of the 2026 Annual Meeting. Such notice must contain the information required by our Bylaws.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than November 8, 2025 and no later than December 10, 2025, unless the date of our 2026 Annual Meeting is more than 30 days before or after May 20, 2026, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2026 Annual Meeting and (2) the date which is 150 days prior to the date of the 2026 Annual Meeting. Such notice must contain the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2026.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the virtual meeting via webcast, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich

Chief Legal Officer, Executive Vice President,

Risk and Compliance , and Corporate Secretary

April 9, 2025

72	2025 Proxy Statement

Appendix A

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with US GAAP. Non-GAAP measures used by management may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Our non-GAAP performance measures include Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share and Net sales on a constant currency basis, and our non-GAAP financial condition measures include Free cash flow and Adjusted free cash flow. These non-GAAP performance measures and non-GAAP financial condition measures are collectively referred to as “non-GAAP financial measures.”

Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives and workplace optimization. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP net income and Non-GAAP net income per diluted share exclude, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives, workplace optimization and their associated income tax effects. Net sales on a constant currency basis is defined as Net sales excluding the impact of foreign currency translation on Net sales. Free cash flow is defined as Net cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as Free cash flow adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.

We believe our non-GAAP performance measures provide analysts, investors and management with useful information regarding the underlying operating performance of our business, as they remove the impact of items that management believes are not reflective of underlying operating performance. Management uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. We also present non-GAAP financial condition measures as we believe they provide analysts, investors and management with more information regarding our liquidity and capital resources. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.

We have included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, Free cash flow and Adjusted free cash flow for the years ended December 31, 2024 and 2023 below.

NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING INCOME MARGIN

	Year Ended December 31,
(dollars in millions) (unaudited)	2024	% of Net sales	2023	% of Net sales
Operating income, as reported	$1,651.3	7.9%	$1,680.9	7.9%
Amortization of intangibles(i)	150.9		154.4
Equity-based compensation	64.7		93.7
Transformation initiatives(ii)	34.8		27.1
Acquisition and integration expenses	12.2		30.0
Workplace optimization(iii)	25.4		47.7
Other adjustments	7.7		5.3
Non-GAAP operating income	$1,947.0	9.3%	$2,039.1	9.5%
(i)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(ii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iii)	Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

2025 Proxy Statement	73

Appendix A

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

	Year Ended December 31, 2024				Year Ended December 31, 2023
(dollars and shares in millions, except per-share amounts) (unaudited)	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate
US GAAP, as reported	$1,435.4	$(357.6)	$1,077.8	24.9%	$1,450.2	$(345.9)	$1,104.3	23.9%
Amortization of intangibles(ii)	150.9	(39.2)	111.7		154.4	(40.2)	114.2
Equity-based compensation	64.7	(26.7)	38.0		93.7	(47.6)	46.1
Transformation initiatives(iii)	34.8	(9.1)	25.7		27.1	(7.1)	20.0
Acquisition and integration expenses	12.2	(2.1)	10.1		30.0	(7.8)	22.2
Workplace optimization(iv)	25.4	(6.6)	18.8		47.7	(12.4)	35.3
Other adjustments	6.9	(1.8)	5.1		5.3	(1.2)	4.1
Non-GAAP	$1,730.3	$(443.1)	$1,287.2	25.6%	$1,808.4	$(462.2)	$1,346.2	25.6%
US GAAP net income per diluted share			$7.97				$8.10
Non-GAAP net income per diluted share			$9.52				$9.88
Shares used in computing net income per diluted share			135.2				136.3
(i)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation.
(ii)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(iii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iv)	Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Year Ended December 31,
(dollars in millions) (unaudited)	2024	2023
Net cash provided by operating activities	$1,277.3	$1,598.7
Capital expenditures	(122.6)	(148.2)
Free cash flow	1,154.7	1,450.5
Net change in accounts payable – inventory financing	(75.7)	(23.7)
Adjusted free cash flow(i)	$1,079.0	$1,426.8
(i)	Defined as Net cash provided by operating activities less capital expenditures, adjusted to include cash flows from financing activities that relate to the purchase of inventory.

74	2025 Proxy Statement

Appendix B

Forward-Looking Statements

This proxy statement includes statements regarding management’s expectations for our future performance and other events that are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results or other events to differ materially from those described in such statements. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in CDW’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

2025 Proxy Statement	75

CDW LEADERSHIP

Board of Directors

Virginia C. Addicott

Former President and Chief Executive Officer,
FedEx Custom Critical

James A. Bell

Lead Independent Director, CDW Corporation;
Former Executive Vice President,
Corporate President and Chief Financial Officer,
The Boeing Company

Lynda M. Clarizio

Co-Founder and General Partner of The 98;
Former Executive Vice President, Strategic Initiatives,
The Nielsen Company (US), LLC

Anthony R. Foxx

Emma Bloomberg Professor of Practice
of Public Leadership and Director of the Center for
Public Leadership, Harvard Kennedy School of Government;
Former United States Secretary of Transportation

Kelly J. Grier

Former US Chair and Managing Partner (CEO),
Ernst & Young LLP

Marc E. Jones

Chairman and Co-Chief Executive Officer,

Aeris Communications, Inc.

Christine A. Leahy

Chair, President and Chief Executive Officer,
CDW Corporation

Sanjay Mehrotra

President and Chief Executive Officer,
Micron Technology, Inc.

David W. Nelms

Former Chairman and Chief Executive Officer,
Discover Financial Services, Inc.

Joseph R. Swedish

Former Chairman, President and Chief Executive Officer,
Anthem, Inc.

Donna F. Zarcone

Former President and Chief Executive Officer,
The Economic Club of Chicago

Executive Officers

Christine A. Leahy

Chair, President and Chief Executive Officer

Sona Chawla

Chief Growth and Innovation Officer and Executive Vice President

Elizabeth H. Connelly

Chief Commercial Officer and Executive Vice President

Frederick J. Kulevich

Chief Legal Officer, Executive Vice President, Risk and
Compliance, and Corporate Secretary

Albert J. Miralles

Chief Financial Officer and Executive Vice President,
Enterprise Business Operations

Katherine E. Sanderson

Chief Human Resources Officer and
Executive Vice President, Coworker Success

76	2025 Proxy Statement

CDW CORPORATION

200 N. MILWAUKEE AVENUE

VERNON HILLS, IL 60061

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDW2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V66463-P23197	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION
The Board of Directors recommends you vote FOR the following eleven Directors (Term to Expire at 2026 Annual Meeting):

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Virginia C. Addicott	☐	☐	☐

	1b.	James A. Bell	☐	☐	☐

	1c.	Lynda M. Clarizio	☐	☐	☐

	1d.	Anthony R. Foxx	☐	☐	☐

	1e.	Kelly J. Grier	☐	☐	☐

	1f.	Marc E. Jones	☐	☐	☐

	1g.	Christine A. Leahy	☐	☐	☐

	1h.	Sanjay Mehrotra	☐	☐	☐

	1i.	David W. Nelms	☐	☐	☐

	1j.	Joseph R. Swedish	☐	☐	☐

	1k.	Donna F. Zarcone	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.		For	Against	Abstain

4.	To consider and act upon the stockholder proposal, if properly presented at the meeting, regarding stockholder right to act by written consent.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66464-P23197

CDW CORPORATION
Annual Meeting of Stockholders
May 20, 2025
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frederick J. Kulevich and Albert J. Miralles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., CDT, on May 20, 2025, to be held virtually at: www.virtualshareholdermeeting.com/CDW2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Continued and to be signed on reverse side